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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Hartford Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Financial Services Group, Inc.
2009 Notice of Annual Meeting of Shareholders
and Proxy Statement

Letter to Shareholders

April [INSERT], 2009

Dear Shareholder:

I am pleased to invite you to attend the Annual Meeting of Shareholders of The Hartford Financial Services Group, Inc., to be held at 2:00 p.m. on Wednesday, May 27, 2009 at the Hartford Marriott Downtown, 200 Columbus Blvd., Hartford, Connecticut 06103-2807. We have elected to take advantage again this year of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide you with the information you need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. We hope that you will participate in the Annual Meeting either by attending and voting in person or by voting as promptly as possible by proxy, by telephone or through the Internet. Your vote is important and we urge you to exercise your right to vote.

The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by The Hartford's shareholders. Financial and other information concerning The Hartford is contained in the accompanying Form 10-K for the fiscal year ended December 31, 2008, which is also available on our investor relations web site, http://ir.thehartford.com.

Sincerely yours,

Ramani Ayer
Chairman and
Chief Executive Officer

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of The Hartford Financial Services Group, Inc. (the "Company") will be held at 2:00 p.m. on Wednesday, May 27, 2009 at the Hartford Marriott Downtown, 200 Columbus Blvd., Hartford, Connecticut 06103-2807, for the following purposes:

    1.
    To elect a Board of Directors for the coming year;

    2.
    To ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2009;

    3.
    To consider and act on a management proposal to amend the Company's amended and restated certificate of incorporation to increase the number of authorized shares of common stock;

    4.
    To consider and act on a management proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares authorized thereunder; and

    5.
    To act upon any other business that may properly come before the annual meeting or any adjournment thereof.

        Only shareholders of the Company at the close of business on March 30, 2009 are entitled to notice of, and to vote at, the annual meeting. For instructions on voting, please refer to the instructions on the Notice you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card.

IF YOU PLAN TO ATTEND:

        Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis, and shareholders will be required to present an admission ticket. Shareholders can obtain an admission ticket by contacting the Company's Investor Relations Department at InvestorRelations@TheHartford.com, by telephone at (860) 547-2537, or by mail to: The Hartford, Attn: Investor Relations, One Hartford Plaza (HO-01-01), Hartford, CT 06155. If you hold your shares of the Company through a brokerage account in "street name," your request for an admission ticket must be accompanied by a copy of a brokerage statement reflecting stock ownership as of the record date. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Ricardo A. Anzaldúa Senior Vice President and Corporate Secretary

April [INSERT], 2009

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
One Hartford Plaza
Hartford, CT 06155

PROXY STATEMENT

Annual Meeting of Shareholders
May 27, 2009

GENERAL INFORMATION

        The Board of Directors of The Hartford Financial Services Group, Inc. (the "Company" or "The Hartford") is soliciting shareholders' proxies in connection with the annual meeting of the shareholders of the Company, to be held on Wednesday, May 27, 2009 at 2:00 p.m. at the Hartford Marriott Downtown, 200 Columbus Blvd., Hartford, Connecticut 06103-2807, and at any adjournment or postponement thereof (the "Annual Meeting"). The mailing to shareholders of the notice of Internet availability of proxy materials took place on or about April [INSERT], 2009.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials by providing access to those documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, most shareholders received a notice (the "Notice") containing instructions as to how to access and review all of the proxy materials on the Internet. The Notice also instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

Q:
Who is soliciting my vote?

A:
This proxy statement is being made available to holders of the Company's common stock (the "Common Stock") at the direction of the Board of Directors. The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement to be presented at the Annual Meeting.

Q:
Who may vote at the meeting?

A:
You may vote all of the shares of our Common Stock that you owned at the close of business on March 30, 2009, the record date. On the record date, the Company had 325,434,759 shares of Common Stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of Common Stock held by you on all matters presented at the meeting.

  Shares of Common Stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan ("ISP"), The Hartford Excess Savings Plan ("ESP") and The Hartford Deferred Restricted Stock Unit Plan ("Stock Unit Plan") are held of record and are voted by the trustees of the ISP, the ESP and the Stock Unit Plan, respectively. Shares of Common Stock purchased pursuant to the Company's Employee Stock Purchase Plan ("ESPP") are held in street name through brokerage accounts maintained with the ESPP's administrator, Fidelity Investments Institutional Services Company, Inc. ("Fidelity"), and may be voted by ESPP participants using the voting methods described below. Participants in the ISP, the ESP and the Stock Unit Plan may instruct plan trustees as to how to vote their shares by voting by proxy using the voting methods described below. The trustees of the ISP, the ESP and the Stock Unit Plan will vote shares as to which they have not received direction in accordance with the terms of the ISP, the ESP and the Stock Unit Plan, respectively.

Q:
What proposals will be voted on at the meeting?

A:
Shareholders of the Company will consider and vote on the following proposals:

1.
To elect a Board of Directors for the coming year;

2.
To ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2009;

3.
To consider and act on a management proposal to amend the Company's amended and restated certificate of incorporation to increase the number of authorized shares of common stock;

4.
To consider and act on a management proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares authorized thereunder; and

5.
To act upon any other business that may properly come before the annual meeting or any adjournment thereof.

Q:
How does the Board of Directors recommend I vote?

A:
Our Board of Directors unanimously recommends that you vote:

1.
"FOR" each of the nominees for election to the Board of Directors;

2.
"FOR" ratification of Deloitte & Touche LLP as the Company's independent auditor for the year ending December 31, 2009;

3.
"FOR" the management proposal to amend the Company's amended and restated certificate of incorporation to increase the number of authorized shares of common stock; and

4.
"FOR" the management proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares authorized thereunder;

  Please see the information included in this proxy statement relating to each proposal being submitted to shareholder vote at the meeting.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders, Alan J. Kreczko and Ricardo A. Anzaldúa, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:
What vote is required to approve each proposal?

A:
Our Bylaws call for different voting standards depending on whether director elections are contested or uncontested. If the number of director nominees does not exceed the number of directors to be elected (i.e., an uncontested election), a director would be elected if the number of shares voted "for" that director exceeds the number of votes "against" that director. If the number of director nominees exceeds the number of directors to be elected (i.e., a contested election), directors would be elected by a plurality of shares cast "for" a director. For the election of directors at the 2009 Annual Meeting, the number of nominees will not exceed the number of directors to be elected. Consequently, with respect to Proposal #1, majority voting will govern.

  With respect to Proposal #2, the affirmative vote of a majority of those shares present in person or represented by proxy is required to ratify the appointment of our independent auditor.

  With respect to Proposal #3, the affirmative vote of a majority of those shares present in person or represented by proxy is required to amend the Company's amended and restated certificate of incorporation to increase the number of authorized shares of common stock.

  With respect to Proposal #4, the affirmative vote of a majority of those shares present in person or represented by proxy is required to amend the Company's Employee Stock Purchase Plan to increase the number of shares authorized thereunder.

Q:
What is the difference between a "shareholder of record" and a "street name" holder?

A:
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through the Bank of New York, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a "street name" holder.

Q:
How do I vote my shares?

A:
Subject to the limitations described below, you may vote by proxy:

1.
electronically through the Internet;

2.
by telephone; or

3.
if you request printed copies of proxy materials, you can also vote by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card.

  When voting on any item to be voted on at the Annual Meeting, you may vote "for" or "against" the item or you may abstain from voting. Note, however, that abstentions will have no effect on the election of directors, since only votes "for" or "against" a nominee will be counted.

  Voting by Telephone or Through the Internet.    Whether you hold your shares directly as the shareholder of record or beneficially in "street name," you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice.

  Voting by Proxy Card or Voting Instruction Card.    Each shareholder, including any employee of the Company who owns Common Stock through the ISP, the ESP, the Stock Unit Plan or the ESPP, may vote by using the proxy card(s) or voting instruction card(s) provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of Common Stock represented by that card will be voted as specified by you.

  Your vote is important, and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting through the internet, by telephone, by proxy card(s) or voting instruction card(s).

Q:
Can I vote my shares in person at the Annual Meeting?

A:
If you are a shareholder of record, you may vote your shares in person at the Annual Meeting. If you hold your shares in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Q:
What constitutes a quorum, and why is a quorum required?

A:
A quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting.

Q:
What if I don't vote or abstain? How are broker non-votes counted?

A:
Abstentions are included in the determination of shares present for quorum purposes.

  The proxy holders for our holders of record will vote all proxies, or record an abstention or vote withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. For street name shareholders, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum present.

Q:
If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by:

1.
entering a new vote using the Internet or by telephone;

2.
giving written notice of revocation to the Corporate Secretary of the Company;

3.
submitting a subsequently dated and properly completed proxy card; or

4.
attending the Annual Meeting and revoking your proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

Q:
Where can I find voting results of the meeting?

A:
We will announce preliminary voting results at the meeting and publish final results in the first of the Company's Quarterly Reports on Form 10-Q filed with the SEC following the meeting.

Q:
How can I submit a proposal to the Company for inclusion in the 2010 Proxy Statement?

A:
Proposals submitted by shareholders for inclusion in the 2010 Proxy Statement relating to next year's annual meeting of shareholders must be received by the Company no later than the close of business on December [INSERT], 2009. Any proposal received after that date will not be included in the Company's proxy materials for 2010. In addition, all proposals for inclusion in the 2010 Proxy Statement must comply with all of the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934. No proposal may be presented at the 2010 annual meeting unless the Company receives notice of the proposal by February [INSERT], 2010. Proposals should be addressed to Ricardo A. Anzaldúa, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155. All proposals must comply with certain requirements set forth in the Company's by-laws, a copy of which may be obtained from the Corporate Secretary of the Company or which may be viewed at www.thehartford.com/higfiles/pdf/TheHartfordByLaws.pdf.

Q:
How may I obtain other information about the Company?

A:
General information about the Company is available on our website at www.thehartford.com. You may view the corporate governance page of the investor relations section of our website at http://ir.thehartford.com for the following information, which is also available in print to any shareholder who requests it:

  •
  Copies of this Proxy Statement, our 2008 Annual Report on Form 10-K and other filings we have made with the Securities and Exchange Commission; and

  •
  The Company's corporate governance documents, as adopted by the Company's Board of Directors, including the Corporate Governance Guidelines (which incorporate the Company's director independence standards), committee charters, the Code of Ethics and Business Conduct applicable to all employees of the Company and the Code of Ethics and Business Conduct for Members of the Board of Directors.

  Request for print copies of any of the above-listed documents should be addressed to Ricardo A. Anzaldúa, Senior Vice President and Corporate Secretary, The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155.

  For further information, you may also contact the Company's Investor Relations Department at the following address: The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, CT 06155, or call (860) 547-2537.

 ITEMS TO BE ACTED UPON BY SHAREHOLDERS

ITEM 1

ELECTION OF DIRECTORS

        Nine individuals will be nominated for election as directors at the Annual Meeting. The terms of office for all elected Directors will run until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. There are currently ten directors serving on the Board of Directors.

        Under the Company's Corporate Governance Guidelines, each director has submitted a contingent, irrevocable resignation that the Board of Directors may accept if the director fails to be elected in an uncontested election. In that situation, the Nominating and Corporate Governance Committee (or another committee of the Board of Directors comprised solely of at least three non-management directors) would make a recommendation to the Board of Directors about whether to accept or reject the resignation. The Board of Directors will act on this recommendation within 90 days from the date of the Annual Meeting and the Company will disclose its decision publicly promptly thereafter.

        Unless you direct otherwise on the proxy you complete, the shares of Common Stock represented by your valid proxy will be voted for the election of all director nominees. If for any reason a nominee should become unable to serve as a director, either the shares of Common Stock represented by valid proxies will be voted for the election of another individual nominated by the Board of Directors, or the Board of Directors will reduce the number of directors in order to eliminate the vacancy.

        Set forth below is certain information about each nominee for election as a director, including the year each nominee first became a director of the Company, the principal occupation and other public company directorships of each as of March 30, 2009 and a brief description of the business experience of each for at least the past five years.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
ALL NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Directorships

[GRAPHIC] To Come
ROBERT B. ALLARDICE, III
(Director since 2008)
Mr. Allardice, 61, is a retired regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America. He began his financial services career at Morgan Stanley & Co., Inc., where he spent nearly 20 years in positions of accelerating responsibility. He founded the company's Merger Arbitrage Department and later became chief operating officer of the Equity Department. He was also a founding member of Morgan Stanley's Finance Committee. Following Morgan Stanley, he was with Smith Barney, and later with Deutsche Bank Americas Holding Corporation, where he held the position of regional chief executive officer, North and South America, and of advisory director, among other posts.

RAMANI AYER
(Director since 1991)
Mr. Ayer, 61, is Chairman and Chief Executive Officer of the Company, positions he has held since February 1, 1997. He also served as President of the Company from February 1, 1997 until June 11, 2008. He previously was Executive Vice President of the Company from December 1995 to February 1997 and President and Chief Operating Officer of Hartford Fire Insurance Company, the Company's principal property and casualty insurance subsidiary, from 1990 to February 1997. Mr. Ayer joined the Company in 1973 as a member of the operations research department.

TREVOR FETTER
(Director since 2008)
Mr. Fetter, 49, was named President of Tenet Healthcare Corporation effective November 2002 and was appointed its Chief Executive Officer in September 2003. From March 2000 to November 2002, Mr. Fetter served as Chairman and Chief Executive Officer of Broadlane, Inc., a provider of technology solutions for the healthcare industry. Mr. Fetter also is a member of the Board of Directors of Tenet Healthcare Corporation.

EDWARD J. KELLY, III
(Director since 2001)
Mr. Kelly, 55, has served as the Chief Financial Officer of Citigroup, Inc. since March 2009. He previously served at Citigroup Alternative Investments as President from February 2008 to March 2009 and as Chief Executive and President from March 2008 to March 2009. He joined Citigroup from The Carlyle Group, where he served as Managing Director of the Financial Institutions Group from June 2007 to January 2008. He previously was a Vice Chairman of The PNC Financial Services Group, Inc. from March 2007 to June 2007. From March 2001 to March 2007, he served as President and Chief Executive Officer of Mercantile Bankshares Corporation ("Mercantile") and also served as Mercantile's Chairman from March 2003 to March 2007. Mr. Kelly also is a member of the Board of Directors of CSX Corporation.

PAUL G. KIRK, JR.
(Director since 1995)
Mr. Kirk, 71, is Chairman and President and a director of Kirk & Associates, Inc., a business advisory and consulting firm. Mr. Kirk served as Treasurer of the Democratic Party of the United States from 1983 to 1985 and as Chairman from 1985 until his resignation from that position in 1989. He retired from the law firm of Sullivan & Worcester in 2000, having become a partner of the firm in 1977, and Of Counsel to the firm in 1990. Mr. Kirk also is a member of the Boards of Directors of Cedar Shopping Centers, Inc. and Rayonier, Inc.

GAIL J. MCGOVERN
(Director since 2003)
Ms. McGovern, 57, is President and Chief Executive Officer of The American Red Cross, a position she has held since June 2008. From June 2002 to May 2008, she was a Professor of Marketing at Harvard Business School. Previously, Ms. McGovern served as President of Fidelity Personal Investments from January 2001 to May 2002, and as President of Distribution and Services of Fidelity Personal Investments from September 1998 to January 2001. Ms. McGovern also is a member of the Board of Directors of DTE Energy Company.

MICHAEL G. MORRIS
(Director since 2004)
Mr. Morris, 62, is Chairman, President and Chief Executive Officer of American Electric Power Company, Inc., having held the positions of President and Chief Executive Officer since January 2004 and the position of Chairman since February 2004. He previously was Chairman, President and Chief Executive Officer of Northeast Utilities from August 1997 to December 2003. Mr. Morris also is a member of the Boards of Directors of American Electric Power Company, Inc., Alcoa, Inc. and Nuclear Electric Insurance Ltd.

CHARLES B. STRAUSS
(Director since 2001)
Mr. Strauss, 66, served as President and Chief Executive Officer of Unilever United States, Inc., a primary business group of Unilever, the international food and home and personal care organization, from May 2000 until his retirement in December 2004. While at Unilever, he also held the positions of Group President, Unilever Home and Personal Care—North America since September 1999 and Chairman of the North America Committee, which coordinates Unilever's North American activities. Mr. Strauss also is a member of the Boards of Directors of Aegis Group plc. and The Hershey Company.

H. PATRICK SWYGERT
(Director since 1996)
Mr. Swygert, 66, is a Distinguished Lecturer of the Institute for Strategic Studies of the National Defense University. He previously served as President of Howard University, Washington, D.C., a position he held from August 1995 until his retirement in June 2008. He was President of the University at Albany, State University of New York, from 1990 to 1995. Mr. Swygert also is a member of the Board of Directors of United Technologies Corporation and a member of the External Advisory Board of the Central Intelligence Agency.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        In accordance with its Board-approved charter, the Audit Committee has appointed Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2009. Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required, the Board requests ratification of this appointment by the shareholders.

        Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        See "Audit Committee Charter and Report Concerning Financial Matters" in this Proxy Statement for further information regarding the Company's independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR OF THE COMPANY.

ITEM 3

MANAGEMENT PROPOSAL REGARDING AMENDMENT OF THE COMPANY'S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has adopted, subject to shareholder approval, an amendment to Section (a) Article Fourth of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, from 750,000,000 to 1,500,000,000 (the "Amendment"). No increase is proposed in the number of preferred shares that are currently authorized. If the Amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed Amendment and the issuance of any Common Stock would not affect the rights of the holders of currently outstanding Common Stock. However, to the extent that additional shares are actually issued, any such issuance could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.

        The Company currently has 750,000,000 authorized shares of Common Stock. As of March 30, 2009, 325,434,759 shares were outstanding, 25,427,054 shares were subject to awards under the Company's stock compensation plans, 65,000,000 shares are reserved for issuance in connection with the Company's contingent capital facility, 287,000,000 shares are reserved for issuance in connection with certain of the Company's 2008 debt instrument issuances, and 69,115,324 shares are reserved for issuance in connection with the conversion of outstanding warrants issued in October 2008, leaving 6,687,100 shares available for issuance as of that date, including shares held by the Company in treasury.

Purpose and Effect of the Amendment

        The principal purpose of the proposal to authorize additional shares of Common Stock is to provide the Company with additional financial flexibility to issue Common Stock for purposes which may be identified in the future, including, without limitation, to distribute Common Stock to shareholders pursuant to stock splits and/or stock dividends, to raise equity capital, to adopt additional equity incentive plans or reserve additional shares for issuance under such plans, to make acquisitions through the use of Common Stock, and to effect other corporate transactions. The availability of additional shares of Common Stock is particularly important if the Board of Directors needs to undertake any of the foregoing actions on an expedited basis. An increase in the number of authorized shares of Common Stock would enable the Board of Directors to avoid the time (and expense) of seeking shareholder approval in connection with any such contemplated action. If the Amendment is approved by the Company's shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or the rules of any stock exchange upon which the Company's securities may be listed.

        The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which could make a change in control of the Company more difficult and, therefore, less likely. This proposal is not being submitted as a result of or in response to any threatened takeover or attempt to obtain control of the Company by means of a business combination, tender offer, solicitation in opposition to management or otherwise by any person.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
MANAGEMENT PROPOSAL REGARDING AMENDMENT OF THE COMPANY'S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK.

ITEM 4

PROPOSAL TO APPROVE THE INCREASE TO THE SHARES OF COMMON STOCK
AUTHORIZED UNDER THE HARTFORD EMPLOYEE STOCK PURCHASE PLAN

        Introduction.    On July 18, 1996, our Board adopted The Hartford Employee Stock Purchase Plan (the "Plan"). On March 26, 2009, our Board's Compensation and Personnel Committee approved an amendment to increase the number of shares authorized pursuant to the Plan, subject to shareholder approval, and directed that the proposal to approve the Plan be submitted to our shareholders for their approval at the 2009 Annual Meeting. Under this item, we are asking you to approve the amendment increasing by 10,000,000 the number of shares issuable pursuant to the Plan in accordance with Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        Our Board believes that shareholder approval of this amendment to the Plan will further our compensation and benefits structure and strategy as well as attract, retain and motivate our broad base of employees. The Board has concluded that these objectives would be enhanced and the interests of our shareholders will be advanced if we can continue to offer employees the opportunity to acquire ownership in The Hartford. The purpose of the Plan is to allow eligible employees to purchase shares of our common stock by means of regular payroll deductions, thereby providing an incentive for them to promote our continued success. Participation in the Plan is entirely voluntary.

        If the amendment to the Plan to increase the authorized shares is approved, a total of 10,528,026 shares of common stock will be available under the Plan, of which 528,026 would have been available for issuance under the Plan prior to the amendment referenced above. Based on the current and anticipated level of employee participation in the Plan and the current price of a share of our common stock, we estimate that the 10,528,026 shares that would be reserved for issuance under the Plan could be exhausted by June 30, 2011. The Plan is intended to be an "employee stock purchase plan" within the meaning of the Code. The Plan is not subject to the provisions of ERISA, nor is it qualified as a pension, profit-sharing, or stock bonus plan under Section 401(a) of the Code.

        The material terms of the Plan are described below. This summary is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made, a copy of which was filed with the SEC as Exhibit 10.16 to our Form 10-K for the year ended December 31, 2008. A copy of the Plan will be provided without charge to any shareholder who requests it in writing.

        Material Features of the Plan.    Twice a year the Plan provides employees the opportunity to purchase shares of our common stock through payroll deductions at a price equal to the lesser of 85% of the Fair Market Value (as defined in the Plan) of the shares on the last day of the offering period or on the date the offer commences. As amended, 10,528,026 authorized but unissued shares of our common stock could be issued under the Plan, subject to adjustment pursuant to anti-dilution provisions. This includes 528,026 shares of common stock previously available for issuance under the Plan.

        Term of Plan.    The Plan, as amended and restated, is effective January 1, 2009. The Board and the Personnel and Compensation Committee of the Board have the right to suspend or terminate the Plan at any time.

        Eligibility.    Except as otherwise required under the Code or other applicable law, each employee of The Hartford and its participating subsidiaries with at least six months of continuous service may become a participant in the Plan by enrolling in the Plan before the offering period begins.

        Offerings Under the Plan.    Plan offerings are made on January 1 and July 1 each year. Purchases under the Plan are made by means of payroll deductions over a six-month option period beginning on January 1 and July 1 and ending on June 30 and December 31 of the applicable year. The

Compensation and Personnel Committee of the Board may change the option period, or otherwise amend the Plan, at its discretion, subject to the restrictions of Section 423 of the Code. The amount deducted must be a whole number percentage of a participating employee's base salary from 1% to 10%, and is credited to a Plan account established in the employee's name. A participant may not increase or decrease the percentage of the payroll deduction during an option period. On the Offering Commencement Date (as defined in the Plan) for each option period, a Plan participant automatically shall be granted a option to purchase a maximum number of shares of common stock of The Hartford equal to the accumulated payroll deductions credited to the participant's account as of the Offering Termination Date (as defined in the Plan) for such period, divided by 85% of the lesser of (i) the Fair Market Value (as defined in the Plan) of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.

        No purchase of shares under the Plan will exceed any statutory limits imposed under section 423(b)(8) of the Code, which generally limits the accrual of the right of any employee to purchase shares under employee stock purchase plans to an annual rate of $25,000 in fair market value.

        An employee may withdraw from an offering at any time before the last day of the option period. If such a withdrawal is made prior to the last month of the option period, all accumulated payroll deductions will be refunded. No interest will be paid on the withdrawn amount. A participant who elects to withdraw from the Plan during an option period may again become a participant in a subsequent option period by filing a new notice with us. If an employee terminates employment with the Company more than three months before the end of the option period, payroll deductions will be refunded. If an employee ceases to be employed with the Company less than three months before the end of the option period, the payroll deductions will be applied to a purchase at the end of the option period. Employees of foreign subsidiaries in Ireland and England, and of other foreign subsidiaries as may be approved for participation in the future, are eligible to purchase shares in accordance with such subsidiaries' plans. Any shares purchased under such a subsidiary plan are deemed to have been purchased under the Plan.

        Plan Benefits.    The number of shares of Common Stock that would be purchased during our 2009 fiscal year is not determinable because purchase prices will not be set until the end of each option period and the level of participation may fluctuate during the year.

        Certain Federal Income Tax Consequences.    The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. However, the Company does not undertake to maintain such status throughout the term of the Plan. In accordance with SEC rules, the following description of the Federal income tax consequences relating to the Plan is provided.

        In general, a participant has no taxable event at the time of grant of an option or at the time of exercise of an option, but will realize taxable income at the time the participant sells the shares acquired under the Plan. If the participant observes certain holding period requirements, the participant's gain on sale will generally be taxed at capital gains rates, but a portion of the participant's gain will be treated as ordinary income. The participant's ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the time of grant over the exercise price (or, if lower, the actual proceeds of sale over the actual purchase price of the shares). The holding period requirements are that any share acquired pursuant to the Plan must be held for at least one year from the date of exercise and two years from the date of the initial grant of the option.

        If the proceeds from disposition of the shares are less than the purchase price paid by the participant, the participant will be entitled to a long-term capital loss. We will not be allowed to take a deduction if the participant dies or disposes of the shares after the required holding period. If shares acquired under the Plan are held less than the required holding period, the excess of the fair market value of the shares as of the exercise date over the price the participant paid for the shares will be treated as ordinary income to the participant at the time of disposition of the shares. In addition, the participant will recognize capital gain equal to the excess, if any, of the proceeds from sale over the fair market value of the shares as of the exercise date. If the proceeds from disposition of the shares are less than the fair market value of the shares as of the exercise date, the participant will recognize a capital loss equal to the amount of such difference. We will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income a participant recognizes upon disposition of the shares prior to expiration of the required holding period.

        The rules governing employee stock purchase plans are highly technical, so that the above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE
HARTFORD EMPLOYEE STOCK PURCHASE PLAN.

 GOVERNANCE OF THE COMPANY

        The Corporate Governance Guidelines adopted by the Board of Directors (the "Board") comply with the listing standards of the New York Stock Exchange. A copy of the Corporate Governance Guidelines can be found on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordGovGuidelines.pdf. A copy of the Corporate Governance Guidelines will be provided without charge to any shareholder who requests it in writing.

        The Board met sixteen times during 2008. In 2008, each of our directors attended at least 75% of the total number of meetings of the Board and the Committees on which he or she served.

Current Members of the Board of Directors

        The members of the Board on the date of this Proxy Statement, and the Committees of the Board on which they serve, are identified below.

Director	Audit Committee	Compensation and Personnel Committee	Executive Committee	Legal and Public Affairs Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	*		*	*
Ramani Ayer			**
Ramon de Oliveira	*		*	*
Trevor Fetter	*		*		*
Edward J. Kelly, III		**	*	*
Paul G. Kirk, Jr.		*	*		*
Gail J. McGovern	*		*		*
Michael G. Morris		*	*	**
Charles B. Strauss	**		*	*
H. Patrick Swygert		*	*		**

*
Member.
**
Chair.

Committees of the Board

        The Board of Directors has standing Audit, Compensation and Personnel, Executive, Legal and Public Affairs, and Nominating and Corporate Governance Committees.

        Audit Committee.    The functions of the Audit Committee are described on pages 19-20 of this Proxy Statement under the heading "Audit Committee Charter and Report Concerning Financial Matters." The charter of the Audit Committee is available on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordAuditCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Audit Committee met ten times during 2008.

        The Board has determined that all of the members of the Audit Committee are "independent" directors within the meaning of the SEC's regulations, the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines, and that all are "financially literate" within the meaning of the listing standards of the New York Stock Exchange. None of the members of the Committee are current officers or employees of the Company or its affiliates, nor do any of them have any relationship to the Company that might interfere with the exercise of their independence from management and the Company. In addition, the Board has determined that Messrs. Allardice, de Oliveira, Fetter and Strauss and Ms. McGovern are qualified as "audit committee financial experts" within the meaning of the SEC's regulations.

        Compensation and Personnel Committee.    The Compensation and Personnel Committee has oversight responsibility with respect to executive compensation and has the direct responsibility to assist the Board in defining an executive total compensation policy, as described in greater detail in the Compensation Discussion and Analysis section, commencing on page 21 of this Proxy Statement. The responsibilities and authority of the Committee are set forth in the charter of the Committee. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCompensationCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing.

        The Board has determined that all of the members of the Compensation and Personnel Committee are independent directors. The Committee meets as frequently as it determines, but at least twice a year. In 2008, the Committee met eight times. The agenda of each meeting is generally prepared by the Executive Vice President, Human Resources (with input from the Committee chairman and other members of the Committee, as well as the Chief Executive Officer ("CEO")) and circulated to each Committee member prior to the meeting date. The Committee has sole authority to retain and terminate any consulting firms to be used to assist in the evaluation of executive compensation, including sole authority to approve the consulting firm's fees and other retention terms. Since March 2007, Exequity, LLP has provided consulting services to the Committee. Exequity has provided no services to the Company other than consulting services provided to the Committee. It is the policy of the Committee that its consultant may only provide executive compensation and related services to the Committee and may not provide any other services to the Company. Prior to March 2007, Hewitt Associates LLP provided consulting services to the Committee. In addition, the Committee has the sole authority to obtain such advice and assistance from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities, including sole authority to approve the accounting, legal or other advisor's fees and other retention terms. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Company for the purpose of rendering or issuing an audit report on the Company's annual financial statements, or in the case of outside counsel or other advisor, otherwise engaged by the Company for any other purpose. The Committee has the ability to delegate, and has delegated to the Executive Vice President, Human Resources, or her designee, responsibility for the day-to-day operations of the Company's compensation plans and programs, but in all events retains responsibility for compensation actions and decisions with respect to senior executives.

        Executive Committee.    The Executive Committee considers and monitors the strategic focus of the Company. The Committee also reviews the performance of the Company's CEO and other senior executives, manages the process of CEO succession and reviews certain executive compensation issues with the Compensation and Personnel Committee. In 2008, the Committee met once.

        Legal and Public Affairs Committee.    The Legal and Public Affairs Committee reviews and considers major claims and litigation, and legal, regulatory, intellectual property and related governmental policy matters affecting the Company and its subsidiaries. The Committee reviews and approves management policies and programs relating to compliance with legal and regulatory requirements and business ethics. It also reviews and defines the Company's social responsibilities, including philanthropic matters. In 2008, the Committee met three times. The Board has determined that all of the members of the Committee are independent directors.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee makes recommendations as to the organization, size and composition of the Board and the Committees thereof, identifies individuals qualified to become members of the Board, proposes nominees for election to the Board and the Committees thereof, and considers the qualifications, compensation and retirement of directors. The Committee also reviews and makes recommendations to the Board regarding the Company's corporate governance guidelines. The Committee will consider nominations of persons for election as directors that are submitted by shareholders in writing in accordance with certain requirements set forth in the Company's by-laws. The charter of the Committee is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordNominatingCommittee.pdf. A copy of the charter will be provided without charge to any shareholder who requests it in writing. The Committee met three times during 2008. The Board has determined that all of the members of the Committee are independent directors.

Director Independence

        Pursuant to the Company's Corporate Governance Guidelines, the Board undertook its annual review of director independence in March 2009. During this review, the Board considered any transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined any transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that the following members of the Board are independent of the Company and its management in accordance with the requirements of the listing standards of the New York Stock Exchange and the standards set forth in the Corporate Governance Guidelines: Robert B. Allardice, III, Ramon de Oliveira, Trevor Fetter, Edward J. Kelly, III, Paul G. Kirk, Jr., Gail J. McGovern, Michael G. Morris, Charles B. Strauss and H. Patrick Swygert. The Company's director independence standards are contained in the Company's Corporate Governance Guidelines, which are available on the Company's website at www.thehartford.com/higfiles/pdf/TheHartfordGovGuidelines.pdf and in print to any shareholder who requests them.

        In 2003, the Board created the position of presiding director, whose primary responsibility is to preside over the executive sessions of the Board in which management directors and other members of management do not participate. Pursuant to the Corporate Governance Guidelines, the non-management members of the Board meet regularly in executive session. The non-management directors of the Board annually select a non-management director to serve as presiding director. Since May 17, 2006, Paul G. Kirk has held the position of presiding director. Mr. Kirk will serve as presiding director until May 27, 2009, the date of the Annual Meeting, at which time his replacement will be designated by the non-management directors. In 2008, the non-management directors met once in executive session.

Selection of Nominees for Election to the Board

        The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and shareholders. In addition, the Company, at the request of the Nominating and Corporate Governance Committee, has retained an outside search firm to identify prospective Board nominees.

        The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Company's Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including: the relevance of the prospective nominee's experience to the business and objectives of the Company; the current composition of the Board; the prospective nominee's potential contribution to the diversity of the Board; the prospective nominee's independence from conflicts of interest and from actual or potential economic relationships with the

Company; the need for financial and accounting expertise; and the prospective nominee's availability to attend regularly scheduled Board meetings and to devote appropriate amounts of time to preparation for such meetings. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company's by-laws. A shareholder who wishes to recommend a prospective nominee for the Board should provide notice to the Company's Corporate Secretary either by personal delivery or by pre-paid United States mail, which sets forth: the nominating shareholder's name and address; the name and address of the proposed nominee; a representation that the nominating shareholder is a holder of record of stock of the Company entitled to vote at the next annual meeting of shareholders; a representation that the nominating shareholder intends to appear in person or by proxy at the next annual meeting of shareholders to nominate the nominee; a description of any arrangements or understandings between the nominating shareholder and the nominee and any other person involved in the nomination process; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated by the Board; the consent of the nominee to serve as a director of the Company if so elected; and a representation as to whether the nominating shareholder intends to solicit proxies in support of the nominee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, the materials will be forwarded to the Nominating and Corporate Governance Committee. These materials must be received by the Company's Corporate Secretary not later than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

Code of Ethics and Business Conduct

        The Company has adopted a Code of Ethics and Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCodeofEthics.pdf. In addition, the Company has adopted a Code of Ethics and Business Conduct for Members of the Board of Directors, which is available on the Company's website at: www.thehartford.com/higfiles/pdf/TheHartfordCodeofEthicsBOD.pdf. Copies of each of the codes will be provided without charge to any shareholder who requests them in writing.

Board Attendance at Shareholder Meetings

        The Company encourages its directors to attend the Annual Meeting of Shareholders. All of the Company's then current directors attended the Annual Meeting of Shareholders held on May 21, 2008, with the exception of Mr. de Oliveira.

Certain Relationships and Related Transactions

        The Board has adopted a Policy for the Review, Approval or Ratification of Transactions with Related Persons. Pursuant to this Policy, the Company's directors and Section 16 executive officers must promptly disclose any actual or potential material conflict of interest to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board for evaluation and appropriate resolution. If the transaction involves a Section 16 executive officer or an immediate family member of a Section 16 executive officer, the matter must also be disclosed to the Company's General Auditor or Director of Compliance for evaluation and appropriate resolution.

Shareholder Communications with the Board

        Anyone interested in communicating directly with the Board's non-management directors, or anyone desiring to raise a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee of the Board, may do so by any of the following means: by telephone at 1-866-737-6812 (in the U.S. and Canada) and 1-866-737-6850 (in all other countries), via the internet at www.ethicspoint.com or through written correspondence sent to The Hartford, c/o EthicsPoint, P.O. Box 230369, Portland, Oregon 97281-0369.

        The above-listed resources are operated by EthicsPoint, an external vendor that employs trained professionals to take calls, in confidence, and to report concerns to the appropriate persons for proper handling.

 AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS

Audit Committee Charter

        The Audit Committee reports to the Board of Directors. Its primary function is to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor's qualifications and independence, (iii) the performance of the Company's internal audit function and independent auditor, and (iv) the compliance by the Company with legal and regulatory requirements. The Committee operates under a charter approved by the Board in December 2004, which is available on our website at: www.thehartford.com/higfiles/pdf/TheHartfordAuditCommittee.pdf. The charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Committee to the Company's independent auditor, the internal audit department, and management of the Company. A copy of the charter will be provided without charge to any shareholder who requests it in writing.

Report of the Audit Committee

        The Audit Committee, in its oversight role over (i) the Company's financial accounting and reporting process, (ii) the Company's system of internal controls established by management and (iii) the internal and external audit processes, has met with Company management, the independent auditor and the internal auditor of the Company. Discussions about the Company's audited financial statements for the year ended December 31, 2008 and internal control over financial reporting at December 31, 2008 included the independent auditor's judgments about both the quality and the acceptability of the Company's accounting principles and underlying estimates used in those financial statements, as well as other matters, as required by auditing standards of the Public Company Accounting Oversight Board ("PCAOB"), SEC Rule 2-07 of Regulation S-X, Statement of Auditing Standards ("SAS") No. 114, "The Auditor's Communication With Those Charged With Governance", and by the Audit Committee charter.

        In conjunction with the specific activities performed by the Audit Committee in its oversight role, it has issued the following report as of February 11, 2009:

  (1)
  The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2008 with management of the Company.

  (2)
  The Audit Committee has discussed with the independent auditor the matters required to be discussed by SAS 114.

  (3)
  The Audit Committee has discussed with the auditor the independent auditor's independence from the Company, and the Audit Committee has received from the independent auditor, as required by PCAOB Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence":

  (i)
  a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and

  (ii)
  a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company within the meaning of the securities acts administered by the Securities and Exchange Commission.

        Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

The Audit Committee:

Charles B. Strauss, Chairman
Robert B. Allardice, III
Ramon de Oliveira
Trevor Fetter
Gail J. McGovern

Fees to Independent Auditor for Years Ended December 31, 2008 and 2007

        The following table presents fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for the audit of the Company's annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2008 and 2007.

	Year Ended December 31, 2008	Year Ended December 31, 2007
(1) Audit fees	$19,193,271	$17,013,503
(2) Audit-related fees(a)	1,838,652	1,241,735
(3) Tax fees(b)	98,475	123,193
(4) All other fees(c)	—	42,972

(a)
Fees for the years ended December 31, 2008 and 2007 principally consisted of internal control reviews, due diligence and related services, and employee benefit plan audits.

(b)
Fees for the years ended December 31, 2008 and 2007 principally consisted of international tax compliance services and tax examination assistance.

(c)
Fees for the year ended December 31, 2007 consisted of a benchmarking survey and an application to the Financial Services Authority in the United Kingdom.

        The Audit Committee concluded that the provision of the non-audit services provided to the Company by the Deloitte Entities during 2008 and 2007 was compatible with maintaining the Deloitte Entities' independence.

        The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent auditor. The policies require that the Committee pre-approve specifically described audit and audit-related services, annually. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission and the PCAOB on auditor independence. The independent auditor and management report to the Audit Committee on a timely basis regarding the services rendered by and actual fees paid to the independent auditor to ensure that such services are within the limits approved by the Committee. The Audit Committee's policies require specific pre-approval of all tax services, internal control-related services and all other permitted services on an individual project basis. As provided by the Committee's policies, the Committee has delegated to its Chairman the authority to address any requests for pre-approval of services between Committee meetings, up to a maximum of $100,000. The Chairman must report any pre-approvals to the full Committee at its next scheduled meeting.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This Compensation Discussion and Analysis sets forth the Company's compensation policies, programs and practices for Ramani Ayer, the Company's Chairman and Chief Executive Officer, the other executive officers ("Named Executive Officers") listed on the Summary Compensation Table on page 38, and the Company's other senior executive officers. Eligibility for certain compensation and perquisite programs is limited to "Tier 1" and "Tier 2" employees (collectively, the "Senior Executives") within the Company's compensation structure. The Company's Chairman and Chief Executive Officer, President and Chief Operating Officer, and six of their senior executive officer direct reports are considered "Tier 1" employees within this structure for the year ended December 31, 2008. "Tier 2" employees generally comprise the senior executive direct reports of the Tier 1 executive officers. All compensation actions for the Company's Senior Executives are authorized by the Compensation and Personnel Committee of the Company's Board of Directors (the "Compensation Committee"). The programs and policies described in this report generally apply to all Senior Executives, unless otherwise indicated.

Objectives of the Compensation Program

        The Company's compensation program for Senior Executives is constructed to comply with the following objectives.

Pay for Performance

        The Company's annual incentive compensation and long-term incentive compensation programs provide compensation that is linked directly to the performance of either the Company's stock price or to corporate, divisional or individual business objectives approved by the Compensation Committee. Compensatory awards that are tied to performance are commonly referred to as variable compensation. The percentage of a Senior Executive's total compensation comprised of variable compensation increases with the level of the individual's responsibility, because such executives (relative to less senior executives) have a greater ability to impact the Company's financial performance through their individual decisions and actions. As a result, at target levels of performance achievement, the annual incentive compensation represents between 20% and 38% of a Senior Executive's total compensation opportunity, and long-term compensation represents (based on the grant date values of awards) between 27% and 67% of a Senior Executive's total compensation opportunity. The apportionment between annual incentive compensation and long-term compensation is not applied rigidly; the Compensation Committee assesses each executive's total pay opportunities and whether incentives sufficient to accomplish the Company's compensation objectives have been provided.

External Market Competitiveness

        The target total compensation opportunity for each Senior Executive includes a base salary, annual incentives and long-term incentives. In determining compensation levels for each Senior Executive, the Compensation Committee focuses its review primarily on total compensation opportunities, rather than attempting to target a market level of compensation for each component of a compensation package. Consistent with the Company's pay-for-performance philosophy, a Senior Executive's total compensation opportunity is closely tied to his or her performance, providing the opportunity for above-market total compensation for superior performance. Therefore, while overall compensation for the Senior Executives as a group is targeted at median market compensation levels, an individual Senior Executive's total compensation opportunity may be targeted above or below market compensation levels, depending on that executive's individual performance, future potential, scope of responsibilities, and experience. The Company has made a concerted effort over the last several years to attract, develop, and retain top management talent in its senior-most executive ranks. As a result, the overall target compensation for the Senior Executives as a group for 2008 was between median and seventy-fifth percentile market compensation levels.

        In assessing total compensation levels relative to compensation rates at organizations with which the Company competes for senior management talent, the Company participates in a number of compensation surveys and consults multiple survey sources whenever possible. For the Company's Chairman and CEO, President and COO, and Senior Executives leading the Company's Finance, Legal and Human Resources operations ("Corporate Senior Executives"), the competitive market generally includes other leading insurance and financial services companies. However, general practices at large public companies outside of the insurance and financial services industry are also considered when reviewing compensation for Corporate Senior Executives whose functional responsibilities are not specific to the Company's industry. Messrs. Ayer, Marra, Johnson and Ms. Zlatkus, four of the Company's Named Executive Officers for 2008, served as Corporate Senior Executives. The primary survey used in the development of compensation market data for Corporate Senior Executives is the Hewitt Associates Total Compensation Measurement survey. For Senior Executives leading business line functions ("Line of Business Senior Executives"), the Company sets compensation in line with practices that are common at other leading insurance carriers, as well as at other financial institutions that offer competing insurance and financial products. Messrs. Wolin and Walters, two of the Company's Named Executive Officers for 2008, are Line of Business Senior Executives. The Property and Casualty Insurance Compensation Survey conducted by Mercer Human Resources Consulting, Inc. and the Diversified Insurance Study conducted by Towers Perrin HR Services, respectively, are the primary survey sources used for the Line of Business Senior Executives in the Company's Property & Casualty operations and Life operations. For Senior Executives in the Company's investment management operations (the "HIMCO" operations), the McLagan Investment Professional Survey, which includes data on investment professionals in both the insurance industry and investment management firms, is used in the development of competitive market data. Because the Company must compete with other large public companies for executive talent, and must attract and retain critical executive talent with industry-specific skills and experience, management believes that these surveys are appropriate for use in establishing competitive market compensation levels for these executives.

        Each of the surveys used by the Company in the development of competitive market data is conducted by independent, third party organizations. As a result of the compensation survey process, the companies comprising the competitive peer groups for purposes of developing compensation market data are restricted to those companies participating in the surveys. In addition, as participation in these surveys is voluntary, the companies comprising these competitive peer groups may change slightly year to year as participant rosters change. For Senior Executives in HIMCO, the competitive peer group is comprised of 53 insurance industry and 149 investment management firms included in the McLagan Investment Professional Survey. No executive in the Company's HIMCO operations was a Named Executive Officer for 2008. For the Senior Executives in the Corporate, Property and Casualty,

and Life operations, the companies comprising the competitive peer groups for the purposes of establishing 2008 market compensation levels are provided in the following table:

Corporate	Life	P & C

Aetna	AEGON USA	ACE INA
Allstate Insurance Company	Allstate Insurance Company	Allstate Insurance Company
American Express Company	American International Group, Inc.	American International Group, Inc.
American International Group, Inc.	AXA Financial	The Chubb Corporation
CIGNA	Genworth Financial	CNA Financial Corporation
Citigroup, Inc.	ING Americas, Inc.	Farmers Insurance Group
The Chubb Corporation	John Hancock Financial Services	GEICO
CNA Financial Corporation	Lincoln Financial	Liberty Mutual Insurance Company
Fidelity Investments	Massachusetts Mutual Life Insurance Company	Nationwide Insurance
ING Americas, Inc.	Metropolitan Life Insurance Company	State Farm Insurance Company
Massachusetts Mutual Life Insurance Company	Nationwide Insurance	Travelers
Metropolitan Life Insurance Company	New York Life Insurance Company	USAA
Nationwide Insurance	Northwestern Mutual	Zurich North America
New York Life Insurance Company	Pacific Life
Prudential Financial	Principal Financial
SAFECO Corporation	Prudential Financial
State Farm Insurance Company	TIAA-CREF

        These three sets of companies differ from the sets of companies that comprise the S&P Insurance Composite Index which is used as the index of peer insurance companies in the performance graph and tables contained in the Company's 2008 Form 10-K filing. The S&P Insurance Composite Index is an independently constructed index of publicly traded companies, which provides an appropriate benchmark against which to assess Company performance with respect to total returns to shareholders. However, the S&P Insurance Composite Index does not fully reflect the pool of companies with which the Company competes for senior management talent, particularly for executives in Corporate positions whose functional responsibilities are not specific to the insurance and financial services industry. The peer companies used to assess compensation levels therefore include companies outside of the insurance industry where the Company actively recruits for senior executive talent. In addition, peer companies used to assess compensation levels include mutual companies and privately held companies not in the S&P Insurance Composite Index.

Shareholder Value Creation

        The long-term incentive program is designed to promote share ownership among Senior Executives, further aligning the interests of Senior Executives with those of shareholders, thereby promoting shareholder value. Accordingly, the Company's long-term incentive compensation is generally designed to be paid in equity, while base salary and annual incentive opportunities are designed to be paid in cash.

2008 Compensation Actions for the Company's Named Executive Officers

        The Compensation Committee's decisions with respect to (i) changes to the target total compensation opportunity and (ii) amounts payable under the annual incentive opportunity for the Company's Named Executive Officers in 2008 are described below followed by an overview of the compensation components comprising an executive's compensation opportunity under the Company's compensation programs.

Target Total Compensation Opportunity

        In February 2008, the Compensation Committee reviewed management's recommended changes to the target total compensation opportunity for the Company's Senior Executives, excluding the Chairman and CEO. The Committee had reviewed preliminary compensation plans at its December 2007 meeting. In determining the appropriate compensation actions for these executives for 2008, the Committee reviewed competitive compensation market data, detailed compensation history for each executive, management's rationale for any proposed changes and summary reports on the increases, if any, recommended for each executive. In addition, the Committee reviewed tally sheets for each of the Named Executive Officers. These tally sheets provided a summary of target compensation opportunity (including welfare and retirement benefits and perquisites), an accumulated wealth summary (year-end accumulated pension benefits and the value of unvested long-term incentive awards), and potential payments due in the event of an involuntary separation from active service.

        Base salary changes, if any, for these executives were effective February 1, 2008. Changes to the annual incentive target were applicable for the Company's 2008 performance year. Amounts payable under the annual incentive program were paid in March 2009 following review of the 2008 performance year and approval by the Compensation Committee in February 2009. The long-term incentive targets approved in February 2008 established the grant date values for the awards made to Senior Executives on February 26, 2008.

        In developing the compensation recommendation for the Chairman and CEO, the Compensation Committee was supported by its compensation consultant, Exequity, LLP. It is the policy of the Committee that its consultant may only provide executive compensation and related services to the Committee and may not provide any other services to the Company. The compensation consultant provided its independently conducted analyses to the Compensation Committee to assist in its assessment of Mr. Ayer's compensation opportunity. The review and approval of the compensation recommendation for Mr. Ayer occurred in executive session following the meetings at which the Compensation Committee reviewed the compensation recommendations for the Company's other Senior Executives. Management was not present at these sessions and had no input into these deliberations. The Compensation and Personnel Committee's charter requires that any change to the CEO's compensation opportunity be reviewed and approved by the independent members of the Board. This approval occurred in February 2008.

        The table below compares the target total compensation opportunity for the Company's Named Executive Officers in 2008 with the prior year. The information in this table relates solely to target compensation opportunities. The target amounts in this table differ from actual amounts earned under the Company's variable compensation opportunities, which are reflected in the Summary Compensation

Table. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes, which begins on page 38.

Name	Fiscal Year	Target Total Compensation Opportunity	Base Salary	Annual Incentive Target*	Long-term Incentive Target**

Ramani Ayer	2008	$9,000,000	1,150,000	1,850,000	6,000,000
Chairman and Chief	2007	$9,000,000	1,150,000	1,850,000	6,000,000
Executive Officer,	% Change	0.0%	0.0%	0.0%	0.0%
The Hartford

Thomas M. Marra	2008	$6,540,000	990,000	1,550,000	4,000,000
President and Chief	2007	$6,300,000	990,000	1,510,000	3,800,000
Operating Officer	% Change	3.8%	0.0%	2.6%	5.3%

Neal S. Wolin	2008	$4,500,000	825,000	1,000,000	2,675,000
President and Chief	2007	$4,300,000	800,000	1,000,000	2,500,000
Operating Officer,	% Change	4.7%	3.1%	0.0%	7.0%
Property & Casualty Operations

John C. Walters	2008	$4,500,000	825,000	1,000,000	2,675,000
President and Chief	2007	$3,300,000	700,000	875,000	1,725,000
Operating Officer,	% Change	36.4%	17.9%	14.3%	55.1%
Life Operations

Lizabeth H. Zlatkus	2008	$4,500,000	825,000	1,000,000	2,675,000
Executive Vice President	2007	$3,187,500	650,000	812,500	1,725,000
and Chief Financial	% Change	41.2%	26.9%	23.1%	55.1%
Officer, The Hartford

David M. Johnson***	2008	na	711,000	na	na
Executive Vice President	2007	$3,775,000	711,000	782,000	2,282,000
and Chief Financial Officer, The Hartford

*
Actual payouts under the annual incentive program vary between 0% and 200% of the target annual incentive payment levels depending on performance relative to the established objectives. To reward extraordinary performance, the Committee may in its sole discretion authorize annual incentive payouts of up to 300% of the target annual incentive payment level.

**
Actual long-term incentive payouts under the plan depend on Company stock price performance. With respect to Performance Share awards, the number of shares to be awarded at the end of the performance period will vary between 0% and 200% of the target number of Performance Shares granted, depending on performance relative to established objectives.

***
Mr. Johnson voluntarily resigned his position as Chief Financial Officer effective May 1, 2008. Therefore, he did not receive a base salary increase. Mr. Johnson did not receive a 2008 long-term incentive award and was not eligible to participate in the 2008 annual incentive plan.

Mr. Ayer

        At its February 2008 meeting, the Compensation Committee determined that no change should be recommended to Mr. Ayer's 2008 target total compensation opportunity. The Committee reviewed Mr. Ayer's compensation opportunity relative to competitive market data for Chief Executive Officers at peer firms and to that of the Company's other Named Executive Officers. The Compensation Committee determined that, given the scope of his responsibilities as Chairman and Chief Executive Officer, Mr. Ayer should continue to be afforded a significantly higher compensation opportunity than that afforded the other Named Executive Officers. This recommendation was reviewed and approved by the independent members of the Board.

Mr. Marra

        At its February 2008 meeting, the Compensation Committee approved a 3.8% increase in target total compensation opportunity for Mr. Marra. Based on a review of market compensation levels, internal pay equity considerations and executive performance, the Committee determined that an increase that was generally consistent with the Company's overall compensation increase budget for 2008 was appropriate. The Committee considered that Mr. Marra had received an overall increase to his annual compensation opportunity of 13.7% (from $5,540,000 to $6,300,000) upon his promotion to President and Chief Operating Officer in June 2007. The approved 3.8% increase maintained Mr. Marra's target total compensation opportunity at approximately market median levels for Chief Operating Officers at peer firms. The Committee determined that this compensation opportunity was appropriately positioned between that afforded the Company's Chairman and Chief Executive Officer and the leaders of the Company's operating divisions. To reinforce the Company's pay-for-performance philosophy, the increase was reflected in Mr. Marra's variable compensation opportunity, with an increase to his annual incentive target to $1,550,000 and an increase to his long-term incentive target to $4,000,000.

Mr. Wolin

        At its February 2008 meeting, the Compensation Committee approved a 4.7% increase in target total compensation opportunity for Mr. Wolin, in recognition of his performance as President and Chief Operating Officer, Property & Casualty Operations. In determining the appropriate compensation actions for Mr. Wolin, the Committee considered that he received an overall increase in total compensation opportunity of 47.0% (from $2,925,000 to $4,300,000) upon his promotion in June 2007. The approved 4.7% increase was generally consistent with the Company's overall compensation increase budget. The Committee determined that, based on this executive's performance and potential, it was appropriate to position Mr. Wolin's compensation opportunity between median and 75th percentile of competitive market levels. Further, the Committee determined that Mr. Wolin, Mr. Walters and Ms. Zlatkus should be provided with equivalent target compensation opportunities because these executives provide comparable contributions to the Company's success. The Committee determined that this compensation opportunity should be positioned between that afforded the Company's President and Chief Operating Officer and that afforded the Company's remaining Senior Executives. The Committee noted that Mr. Wolin and Mr. Walters would each be responsible for leading one of the Company's business operations. For Ms. Zlatkus, the compensation opportunity reflected not only her significant responsibilities as the Company's Chief Financial Officer, but also her ability to serve as one of the Company's key operating leaders (having previously served as Co-Chief Operating Officer, Life Operations). The changes approved for these executives at the Committee's February 2008 meeting were structured to provide for this equivalent opportunity.

Mr. Walters

        At its February 2008 meeting, the Compensation Committee approved a 36.4% increase in target total compensation opportunity for Mr. Walters to reflect the increased responsibilities he would assume upon his promotion to President and Chief Operating Officer, Life Operations, effective May 1, 2008. The Committee determined that this change appropriately positioned Mr. Walters's compensation opportunity between median and 75th percentile of competitive market levels. The Committee further determined that Mr. Walters should be afforded an equivalent total compensation opportunity to that afforded Mr. Wolin and Ms. Zlatkus, as described above under the discussion of Mr. Wolin's compensation. To reinforce the Company's pay-for-performance philosophy, the increase was reflected primarily in Mr. Walters's variable compensation opportunity, with a 14.3% increase to his annual incentive target and a 55.1% increase to his long-term incentive target.

Ms. Zlatkus

        At its February 2008 meeting, the Compensation Committee approved a 41.2% increase in target total compensation opportunity for Ms. Zlatkus to reflect her assignment as the Company's Chief Financial Officer, effective May 1, 2008. The Committee determined that Ms. Zlatkus should be afforded an equivalent total compensation opportunity to that afforded Mr. Wolin and Mr. Walters, as described above under the discussion of Mr. Wolin's compensation. As a result, Ms. Zlatkus's base salary was increased 26.9% to $825,000. To reinforce the Company's pay-for-performance philosophy, the changes to Ms. Zlatkus's variable compensation opportunity reflected a 23.1% increase to her annual incentive target and a 55.1% increase to her long-term incentive target.

Mr. Johnson

        Mr. Johnson voluntarily resigned his position as Chief Financial Officer effective May 1, 2008, and therefore no adjustment to his 2008 base salary was recommended. Mr. Johnson did not receive a 2008 long-term incentive award and was not eligible to participate in the 2008 annual incentive plan. In recognition of his willingness to support the Company during the transition period to a new Chief Financial Officer by committing to remain with the Company until at least June 15, 2008, the Compensation Committee approved a special retention bonus for Mr. Johnson in the amount of $500,000. This bonus was paid to Mr. Johnson on July 25, 2008.

2008 Annual Incentive Awards

        In its evaluation of appropriate annual incentive amounts payable to the Company's Senior Executives, the Compensation Committee reviewed performance relative to financial and leadership objectives established at the beginning of the performance period. Performance relative to financial and leadership objectives determine 70% and 30%, respectively, of the annual incentive award calculation. In assessing financial performance, the Compensation Committee considered several analyses of performance. First, the Committee reviewed Company performance against pre-established financial targets. The Committee also reviewed an analysis of the Company's one-, three-, five- and ten-year total shareholder return relative to the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Insurance Composite peer group index. An analysis of the Company's financial results against industry peer groups over the one-, three-, and five-year periods ending December 31, 2008 was also reviewed. The peer companies selected for the analysis were selected based on their relatively strong financial performance and similar lines of business. Finally, the Committee assessed the business environment in which the Company operated. Specifically, the Compensation Committee evaluated whether and to what extent the assumptions in the Company's operating plans were consistent with actual business conditions during the performance year. The Compensation Committee retains full discretion over any annual incentive amounts paid to the Company's Senior Executives (subject to the maximum annual incentive payment level) and may exercise such discretion based on its review of these performance analyses.

        A key consideration in the Compensation Committee's goal setting process is that achievement of the financial objectives in the annual incentive plan is expected to enhance the Company's value. Consequently, the financial goals in the Senior Executive annual incentive plans are based on the Company's operating plan for the applicable fiscal year. Fully-diluted Adjusted Core Earnings per share (EPS) and return on equity (ROE) were the 2008 financial performance measures for the Company. Adjusted core EPS and ROE are performance measures that management believes are highly correlated with shareholder value creation and are, therefore, appropriate measures to employ in the Company's annual incentive program.

        The Compensation Committee has approved an Adjusted Core Earnings definition that is intended to minimize or eliminate the effect—either favorable or unfavorable—of certain items on the total compensation opportunity for Senior Executives. The adjustments pursuant to the definition are intended to ensure that award payments represent the results achieved in the underlying business and are not unduly inflated or deflated due to the effect of items that do not directly reflect Company or management performance. As a result of these adjustments, the actual Adjusted Core Earnings for annual incentive compensation purposes provided later in this section will differ from the earnings numbers provided in the Company's financial statements. The definition of Adjusted Core Earnings for 2008 incentive compensation purposes is provided below:

        GAAP Net Income,

  Adjusted for After-tax:

1.
Net realized capital gains and/or losses, except for those net realized capital gains and/or losses resulting from net periodic settlements on credit derivatives and net periodic settlements on fixed annuity cross-currency swaps (these included net realized capital gains and/or losses are directly related to offsetting items included in the income statement, such as net investment income);

2.
Income/losses associated with the cumulative effect of accounting changes, and accounting extraordinary items;

3.
The impact of the unlock of estimated gross profits (DAC Unlock);

4.
Total catastrophe losses (including reinstatement premiums, state catastrophe fund assessments and terrorism losses) that are above 130% or below 70% of budgeted catastrophe losses;

5.
The estimated earnings gained or lost associated with the S&P 500 index weighted average daily value during the performance period being above 105% or below 95% of the level budgeted in the Plan. For purposes of any adjustments pursuant to this section, earnings will be reduced/increased by $6 million for each percentage point the S&P 500 index weighted average daily value is above 105% or below 95% of the Plan level;

6.
Entire amount (or such percentage of the loss as determined by the Compensation Committee) of any other individual non-catastrophe loss associated with any unusual or non-recurring item, including but not limited to reserve development, litigation and regulatory settlement charges and restructuring charges;

7.
Prior year non-recurring tax benefits or charges; and

8.
Income/loss associated with the allocations resulting from the liability sharing agreement with ITT, ITT Industries and Starwood (formerly ITT Sheraton) as a result of the spin-off.

        In February 2009, the Compensation Committee reviewed and approved the calculation of Adjusted Core Earnings for 2008 incentive compensation purposes. The corporate performance targets and Adjusted Core Earnings results disclosed below are for compensation purposes only. They are not intended to provide guidance on the Company's future performance. These performance targets should not be relied upon as predictive of the Company's future performance.

        For Corporate Senior Executives, the 2008 annual incentive plan target Adjusted Core Earnings was $10.03 per share and the target for return on equity was 15.2%, while 2008 actual Adjusted Core Earnings for annual incentive compensation purposes was $8.19 per share and return on equity was 13.9%. For Line of Business Senior Executives in the Company's Life operations, the 2008 annual incentive plan target Adjusted Core Earnings was $1.90 billion and the target for return on equity was 17.9%, while 2008 actual Adjusted Core Earnings for annual incentive compensation purposes was $1.34 billion and return on equity was 13.0%. For Line of Business Senior Executives in the Company's ongoing Property and Casualty operations, which excludes results reported in the Other Operations segment in the Company's financial statements, the 2008 annual incentive plan target for Adjusted

Core Earnings was $1.32 billion and the target for return on equity was 18.2%, while 2008 actual Adjusted Core Earnings for annual incentive compensation purposes was $1.36 billion and return on equity was 18.3%. In assessing the financial performance of the ongoing Property & Casualty operations, performance against written premium, Other Underwriting Expense ratio, and three- or four-year return on equity objectives is also considered.

        Leadership objectives for the Company's Named Executive Officers generally included items with respect to strategic direction setting, succession and talent development, and personal development. The objectives for each executive were selected based on the specific business challenges and critical strategic issues expected to be faced during the performance year. In February 2009, the Compensation Committee conducted its annual evaluation of Senior Executive performance relative to leadership objectives.

Mr. Ayer

        In assessing the 2008 annual incentive award payable to Mr. Ayer, the Compensation Committee was supported by its compensation consultant. The 2008 annual incentive award recommendation for Mr. Ayer was developed in executive session without management present. Management had no input into the Committee's deliberations. The Committee's consultant provided materials to assist the Committee in its consideration of a bonus award recommendation for Mr. Ayer, including data on market competitive annual incentive compensation for Chief Executive Officers. The Committee considered that Corporate financial performance, comprising 70% of Mr. Ayer's incentive calculation, was below the established threshold level of performance. The Committee also considered that, with the exception of Mr. Wolin, no 2008 annual incentive awards were recommended for the Company's Named Executive Officers. As a result, the Committee determined that no 2008 annual bonus should be recommended for Mr. Ayer. The Committee reviewed its recommendation with the independent members of the Board in executive session and this recommendation was approved.

Mr. Marra, Mr. Walters, and Ms. Zlatkus

        In assessing the 2008 annual incentive awards payable to Mr. Marra, Mr. Walters, and Ms. Zlatkus, the Committee considered that Corporate financial performance and Life operations financial performance were below the established threshold levels of performance under the annual incentive plan. The Committee determined that, given the magnitude of the 2008 net loss experienced and the significant decline in the Company's share price, no 2008 annual incentive awards would be payable for these executives.

Mr. Wolin

        In assessing the 2008 annual incentive award payable to Mr. Wolin, the Committee considered the very strong financial performance of the ongoing Property & Casualty operations. The Committee also considered the Company's overall financial performance during the year in determining the amount payable. The Committee concluded that Mr. Wolin's leadership in guiding the Property & Casualty operations during a difficult period for the financial markets and for the Company should be appropriately rewarded. The Committee determined that an appropriate 2008 annual incentive award for Mr. Wolin would be $950,000, or 95% of his target incentive opportunity of $1,000,000.

Mr. Johnson

        Because of his voluntary resignation as Chief Financial Officer effective May 1, 2008, a 2008 annual incentive target was not established for Mr. Johnson, nor did he receive a 2008 annual incentive award. As noted above, he received a special retention bonus of $500,000 for assisting with the

Company's transition to a new Chief Financial Officer by remaining an executive at the Company through June 15, 2008.

Impact of 2008 Performance on Compensation

        As described earlier, the Company's compensation program for Senior Executives is constructed to link compensation directly to the Company's financial performance and to the performance of the Company's stock price. As a result of the Company's 2008 financial performance and the decline in the Company's stock price, the estimated value delivered to the Company's Named Executive Officers as of December 31, 2008 was significantly below the target total compensation opportunity for each executive as provided in the table on page 25. The table below compares the 2008 target total compensation opportunity for each of the Company's Named Executive Officers with the estimated year-end value of that compensation.

VALUE OF 2008 BASE SALARY, ANNUAL INCENTIVE AND LONG-TERM INCENTIVE COMPENSATION AS OF 12/31/08

				Long-Term Incentive
	[A+B+C] Total Compensation	[A] Base Salary	[B] Annual Incentive	Restricted Stock Units(3)	Stock Options(4)	Performance Shares(5)	[C] Total LTI
Ramani Ayer
Target Value(1)	$9,000,000	1,150,000	1,850,000	2,000,000	2,000,000	2,000,000	6,000,000
Year End Value(2)	$2,259,074	1,150,000	0	451,337	179,013	478,725	1,109,074
% Change	-74.9%	0.0%	-100.0%	-77.4%	-91.0%	-76.1%	-81.5%
Thomas M. Marra
Target Value(1)	$6,540,000	990,000	1,550,000	1,333,333	1,333,333	1,333,333	4,000,000
Year End Value(2)	$1,729,373	990,000	0	300,891	119,342	319,139	739,373
% Change	-73.6%	0.0%	-100.0%	-77.4%	-91.0%	-76.1%	-81.5%
Neal S. Wolin
Target Value(1)	$4,500,000	825,000	1,000,000	891,667	891,667	891,667	2,675,000
Year End Value(2)	$2,269,459	825,000	950,000	201,221	79,811	213,427	494,459
% Change	-49.6%	0.0%	-5.0%	-77.4%	-91.0%	-76.1%	-81.5%
John C. Walters
Target Value(1)	$4,500,000	825,000	1,000,000	891,667	891,667	891,667	2,675,000
Year End Value(2)	$1,319,459	825,000	0	201,221	79,811	213,427	494,459
% Change	-70.7%	0.0%	-100.0%	-77.4%	-91.0%	-76.1%	-81.5%
Lizabeth Zlatkus
Target Value(1)	$4,500,000	825,000	1,000,000	891,667	891,667	891,667	2,675,000
Year End Value(2)	$1,319,459	825,000	0	201,221	79,811	213,427	494,459
% Change	-70.7%	0.0%	-100.0%	-77.4%	-91.0%	-76.1%	-81.5%

(1)
Base salary levels provided were effective February 1, 2008. Annual Incentive values are the "Target" amounts provided in the Non-Equity Incentive Plan Awards section of the Grants of Plan Based Awards Table. Long-term Incentive values are the "Grant Date Fair Value of Stock and Stock Option Awards" in the Grants of Plan Based Awards Table.

(2)
Base salary levels provided were effective February 1, 2008. Annual Incentive values are the amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Long-Term Incentive values provided are valued using the closing stock price on December 31, 2008 of $16.42.

(3)
Year-end Restricted Stock Unit amounts reflect the value of reinvested dividends.

(4)
Year-end Stock Option amounts are based on a binomial lattice option pricing model for an "underwater" stock option with an exercise price of $74.88 and a market price for the underlying stock of $16.42.

(5)
Performance Share values at payout are equal to the closing stock price of the Company's common stock multiplied by a payout factor, which may range from 0% to 200% depending on the Company's peer-relative book value or book value per share growth over the performance period. The Year-end Performance Share amounts presented assume a stock price of $16.42 (December 31, 2008 closing stock price) and a payout factor of 100% (consistent with accrual assumptions for financial accounting).

The value of base salary, annual incentive and long-term incentive compensation was 49.6% to 74.9% below target for the executives shown in the table above. The information in this table differs from the amounts reflected in the Summary Compensation Table. The values in the table above reflect the base salary for each executive that was effective from February 1, 2008 through December 31, 2008. In the Summary Compensation Table, the values presented are the base salary amounts actually paid during 2008, which are slightly lower for those executives who received a base salary increase during the year. With respect to long-term incentive awards, the values reflected in the table above are intended to provide an estimate of the year-end value of the awards granted in 2008 to these executives. In the Summary Compensation Table, the values presented for equity awards reflect the compensation expense for financial accounting purposes for all outstanding equity awards to the Named Executive Officers. The decline in the Company's stock price also had a significant negative impact on the current value of long-term incentive awards granted in prior years, which is not reflected in the table above. This table is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes.

Overview of Compensation Components

        The principal components of the compensation program for Senior Executives in 2008 were: base salary and a variable compensation opportunity comprised of an annual incentive award tied to operating results and a long-term compensation award tied to book value or book value per share growth and stock price appreciation. Each of these elements is discussed below.

Base Salary

        The primary factor in establishing base salaries for Senior Executives was data regarding the base salaries paid to individuals holding similar positions in the organizations referenced in the table on page 23. Senior Executive salary levels are set by the Compensation Committee based on the on-the-job performance of each executive, including his or her demonstrated contributions to the achievement of the Company's goals. The Compensation Committee also reviewed each Senior Executive's compensation level relative to his or her peers internally and each Senior Executive's level of responsibility, experience, and expertise. Management believes that it is important to provide competitive base salary levels in order to attract and retain critical executive talent.

Annual Incentives

        Senior Executives have the opportunity to earn cash incentive awards contingent on the achievement of financial goals and the fulfillment of leadership objectives, as established by the Compensation Committee. Ordinarily, 70% of a Senior Executive's annual cash incentive opportunity is a function of financial goal achievement and the remaining 30% is based on an assessment of leadership performance. Ordinarily, Corporate Senior Executives earn annual incentives based on corporate and individual performance. Incentives for Line of Business Senior Executives may relate to corporate, line of business, and individual performance. The following table summarizes the 2008 annual incentive award performance objectives and weightings generally applicable to the Company's Senior Executives:

Objective	Corporate Senior Executives	Line of Business Senior Executives

The Hartford Financial Performance	70%	20%

Line of Business Financial Performance	0%	50%

Individual Leadership Objectives	30%	30%

        In addition to setting performance goals, the Compensation Committee also reviews and approves, with respect to each Senior Executive, annual incentive target amounts payable in the event the approved financial goals and leadership objectives are fully realized. Generally, Senior Executives can earn payouts of between 0% and 200% of the target annual incentive payment levels. Actual annual incentive payouts depend on demonstrated performance relative to the established goals and objectives. To reward extraordinary performance, the Committee may in its sole discretion authorize annual incentive payouts of up to 300% of the target annual incentive payment level.

        For Named Executive Officers, a maximum annual incentive award is determined by reference to an incentive pool of funds, in order to ensure the tax deductibility under Section 162(m) of the Internal Revenue Code for the Company of the annual incentive awards. This pool is established as a fixed percentage of core earnings, calculated in accordance with the core earnings definition approved by the Compensation Committee as provided on page 28 ("Adjusted Core Earnings"). This pool is described in the footnotes to the Grants of Plan Based Awards table beginning on page 41. Adjusted Core Earnings is a financial measure that is largely within management's responsibility and which management believes is highly correlated to shareholder value creation. The Compensation Committee has the authority to exercise, and has consistently exercised, negative discretion to reduce the maximum award payable to any Named Executive Officer pursuant to the approved formula. The Compensation Committee determines the actual award payable based on corporate performance and its evaluation of the Named Executive Officer's individual performance.

Long-Term Incentives

        With the exception of Mr. Johnson, the Compensation Committee approved a long-term incentive award opportunity for each Senior Executive in 2008. Each award value reflected an assessment of individual performance and potential, the executive's position in the Company relative to other Senior Executives, and a consideration of the long-term incentive grant levels previously approved for that individual.

        Senior Executives (other than Senior Executives in the HIMCO operations) received one-third of the total value of their long-term incentive awards as stock options, one-third as Performance Shares, and one-third as restricted stock units. For example, Mr. Ayer's long-term target award opportunity was provided by a stock option grant, a Performance Share award and a restricted stock unit award, each having a grant date value of $2,000,000. Stock options provide value to Senior Executives only when shareholders realize positive returns on their investment in the Company over a corresponding period. Performance Shares provide executives with actual stock ownership, subject to the attainment of three-year performance goals. Restricted stock units also provide executives with actual stock ownership, subject to a three-year service period. Because the Compensation Committee considers it important that long-term incentive awards provide incentives for Senior Executives (i) to increase share value, (ii) to achieve the specified business objectives linked to Performance Shares and (iii) to remain in the Company's employ (as is encouraged by restricted stock units), the long-term incentive opportunities are divided equally between the three different types of awards.

Stock Options

        Stock options provide executives with the opportunity to acquire an equity interest in the Company and to participate in created shareholder value as reflected in growth in the price of the Common Stock. Accordingly, stock option grants reward Senior Executives when value is created for shareholders. Stock options reinforce the Company's goal of aligning the interests of its executives and shareholders. The option exercise price equals 100% of the fair market value of the Common Stock on the date of grant, thereby ensuring that plan participants will derive benefits only as shareholders realize corresponding gains. To ensure a long-term perspective, options awarded in 2008 have a ten-year term.

        Stock options granted in 2008 to the Company's Named Executive Officers will vest and become exercisable at the later of: (i) the date upon which the closing price of the Common Stock equals or exceeds 125% of the option exercise price for a period of at least ten consecutive trading days, and (ii) three years from the grant date. Information regarding options granted to the Named Executive Officers during 2008 is included in the tables following this report.

Performance Shares

        Senior Executives in the Company's corporate functions receive Performance Share awards based on overall Company performance. Senior Executives in the Company's Life and Property & Casualty operations receive Performance Share awards with performance objectives tied to the financial results of these operations. Target level performance relative to the pre-established performance objectives will result in the award of a target number of Performance Shares at the end of the applicable performance period. Better performance will yield a larger payout; poorer performance will yield a smaller payout. The maximum number of shares that may be earned under the program is 200% of the number of shares granted. If the minimum threshold amounts established by the Compensation Committee are not achieved, there will be no payout. Performance Shares are payable in Common Stock, unless the Compensation Committee in its sole discretion elects to pay such awards part in Common Stock and part in cash or entirely in cash. Performance Shares granted in 2008 vest on December 31, 2010, with pro rata vesting in the event of certain circumstances, such as retirement or disability. No dividend equivalents are paid on Performance Shares during the applicable performance period.

        For Performance Share awards granted in 2006, the financial performance objectives are three-year compound annual book value per share growth for Corporate Senior Executives and three-year compound annual book value growth for Line of Business Senior Executives. These financial performance objectives were selected as a result of a management study indicating that book value per share growth was a strong indicator of shareholder value creation. Because Line of Business Senior Executives do not have direct responsibility for Corporate capital structure, management believes that it is appropriate that the assessment of long-term performance for these executives is not impacted by decisions impacting common shares outstanding. For Performance Share awards granted to Corporate and Life operations Senior Executives in 2006, the threshold levels of performance were not achieved and, therefore, there were no payouts under these awards. The Performance Share awards granted in 2006 to P&C operations Senior Executives exceeded the target level of performance and were distributed in February 2009. All of the Named Executive Officers received either Corporate or Life operations Performance Share awards in 2006.

        For Performance Share awards granted after 2006, the Committee approved peer-relative book value per share growth for Corporate Senior Executives and peer relative book value growth for Line of Business Senior Executives as the financial performance objectives. In the calculation of book value per share growth under the awards, dividends paid to shareholders are added back to book value, with an adjustment for the future value of such dividend payments. Similarly, in the calculation of book value growth, capital contributions from the parent company are subtracted from book value and dividend payments made to the parent company are added back to book value, with an adjustment for the future value of such dividend payments. Equivalent adjustments are made to the book value per share and book value growth calculations for the selected peer companies. For Performance Share awards granted in 2008, the awards vest and become payable following a three-year performance period beginning January 1, 2008 and ending December 31, 2010. If financial performance exceeds that of all of the selected peer companies, then the plan maximum of 200% of the shares granted would be payable. If financial performance is below that of all of the selected peer companies, there would be no payout under the plan. For intermediate levels of performance, a percentile rank of three-year financial performance relative to peers would be calculated. The amount payable would be equal to two times this percentile rank. For example, for median performance (50th percentile), 100% of the shares granted would be payable. The peer companies against which financial performance will be evaluated for awards, provided in the following table, were selected by management and approved by the Compensation Committee at the outset of the three year performance period. These companies were recommended based on their relatively strong financial performance and similar lines of business.

Peer Group Listing for 2008 Performance Share Awards

ACE Ltd.*	Nationwide Financial Services, Inc.#
The Allstate Corporation*	Principal Financial Group Inc.#
American International Group Inc.	Progressive Corporation*
The Chubb Corporation*	Protective Life Corporation#
Cincinnati Financial*	Prudential Financial, Inc.#
CNA Financial Corporation*	SAFECO Corporation*
Lincoln National Corporation#	The Travelers Companies, Inc.*
Metropolitan Life Insurance Company#	Unum Group#

    *
    Included in both the Corporate and the Property & Casualty operations peer groups.

    #
    Included in both the Corporate and the Life operations peer groups.

        In lieu of Performance Share awards, Senior Executives working in the Company's HIMCO operations received cash-based long-term awards under the HIMCO Long-Term Incentive Plan under which amounts payable are based upon HIMCO performance. Awards made to the 13 managing directors at HIMCO vest over a five-year period, with one-fifth vesting at the end of each calendar year. Awards made to all other HIMCO officers in 2008 vest and become payable following a three-year performance period beginning January 1, 2008. The HIMCO Long-Term Incentive Plan is intended to more closely align the long-term compensation program for the investment professionals at HIMCO with the performance for which they are directly responsible. Cash-based incentive plans of this nature are consistent with the general practices of companies with which the Company compares itself in determining the compensation of its Senior Officers in the HIMCO operations.

Restricted Stock Unit Awards

        Restricted stock unit awards are intended to help retain key executive talent over the long-term. These awards provide a strong incentive to remain with the Company through the vesting date, even if the grant value of stock option or Performance Share awards were not fully realized. Restricted stock unit awards granted in 2008 are payable in Common Stock following the third anniversary of the grant date, unless the Compensation Committee in its sole discretion elects to pay such awards part in Common Stock and part in cash or entirely in cash.

Restricted Stock Awards

        In addition to annual long-term incentive awards, restricted stock grants are made on a selective basis in order to encourage the retention of certain key performers or executives determined to have high potential to move into critical positions. The Compensation Committee conducts an annual review of the Company's executive talent evaluation and reviews management's recommendations for restricted stock awards. The Compensation Committee considers prior long-term, equity-based awards in connection with determinations regarding awards to Senior Executives of restricted stock. In 2008, no restricted stock awards were made to Named Executive Officers.

Executive Benefits

        The Company provides all of its full-time employees with employee benefits, including health benefits, life insurance, disability benefits, savings plans and pensions. The Senior Executives participate in the same benefit plans and programs as other full-time employees. In addition, the Company maintains for the benefit of the Senior Executives and certain other management employees non-qualified pension and savings plans that provide for such individuals those benefits that cannot be provided under the tax qualified benefit plans available to employees generally, by reason of limitations on contributions and benefits that are imposed on tax qualified benefit plans under the Internal Revenue Code.

Potential Payments Upon Termination or Change of Control

        The Company maintains certain change of control benefits for its Senior Executives that are designed to assure a continuity of management, and to permit each of these individuals to be able to focus on his or her responsibilities to the Company without undue distraction due to concerns about personal financial security, during any period during which the Company is confronted with a contest for control. These benefits are also designed to assure that in any such contest these Senior Executives are not influenced in their actions by events that could occur following a change in control. The Company's intent is that these benefits be consistent with those generally provided to senior executives at other large, publicly traded companies, while maintaining cognizance of the need to balance the interests of its Senior Executives with the costs of these arrangements.

Stock Ownership and Retention Guidelines and Restrictions on Trading

        The Senior Executives are expected to attain guideline levels of ownership of Common Stock, consistent with the compensation principle encouraging the acquisition and retention of Common Stock by Senior Executives in order to align management's interests with those of shareholders. The Compensation Committee established these ownership guidelines. In 2005, the Committee approved increases to the guideline ownership levels, targeting the 75th percentile of ownership guidelines established at other large, publicly traded companies. In 2007, the Committee increased the ownership guideline level for the Company's President and Chief Operating Officer to five times base salary. The ownership guidelines for the Company's Senior Executives are provided in the table below:

Stock Ownership Guidelines

Position	(As a multiple of base salary)
Chairman and CEO	6x
President and COO	5x
Other Tier 1 Senior Executives	4x
Tier 2 Senior Executives	3x

        The Compensation Committee reviews Senior Executive ownership levels annually. Senior Executives are expected to meet these ownership guidelines by the fifth anniversary of the approval date of the new guidelines or within five years of appointment to a Senior Executive position, whichever is later. As of year-end 2007, all Named Executive Officers met these stock ownership guidelines. As a result of the decline in the Company's stock price during 2008, Mr. Ayer is the only Named Executive Officer who met these ownership guidelines as of year-end 2008.

        The Company's policy on insider trading permits Tier 1 and Tier 2 Senior Executives to engage in transactions involving the Company's equity securities only (1) during "trading windows" of limited duration following the Company's filings with the SEC of its periodic reports on Forms 10-K and 10-Q and (2) following a determination by the Senior Executive that he or she is not in possession of material nonpublic information. Tier 1 executives are required by policy to conduct any equity transactions in Company stock through the use of Rule 10b5-1 plans, which can only be entered into when not in possession of material, nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by Senior Executives in its equity securities if the Company becomes aware of relevant material, nonpublic information.

Effect of Tax and Accounting Considerations on Compensation Design

        In designing its compensation programs, the Company considers and factors into the design of the programs the tax and accounting aspects of the programs. Principal among the tax considerations is the potential impact of Section 162(m) of the Internal Revenue Code, which generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to a Named Executive Officer, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. As noted above, the Company follows a pay-for-performance philosophy and has determined that a vast majority of the compensation paid to its Senior Executives and, in particular, the Named Executive Officers, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, the Company's variable compensation is designed in a manner that meets the requirements of performance-based compensation exempt from the limitations set forth in Section 162(m). Accordingly, annual incentives and Performance Share awards are designed to qualify as exempt performance-based compensation.

        Other tax considerations are factored into the design of the Company's compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation, and Sections 280G and 4999 of the Internal Revenue Code, which affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

        Accounting considerations are also taken into account in designing the compensation programs made available to Senior Executives. Principal among these is FAS 123(R), which addresses the accounting treatment of certain equity-based compensation. The requirement under FAS 123(R) that stock options be expensed—as opposed to the prior accounting regime where there was no accounting charge associated with the grant of service-based stock options having an exercise price at least equal to the grant date price of the underlying stock—influenced the Company's decision to no longer grant stock options to non-Senior Executive employees and to grant only one-third of the long-term compensation opportunities for Senior Executives in the form of stock options.

Roles of the Company's Officers in Setting Executive Compensation

        The Company's Human Resources department supports the Compensation Committee in the execution of its responsibilities in setting the compensation that is payable to the Company's Senior Executives. The Company's Executive Vice President, Human Resources, supervises the development of the materials relating to the agenda items for each Compensation Committee meeting. These materials are reviewed by the Compensation Committee Chairman and his recommendations are incorporated before distribution to the full Compensation Committee. No member of the management team, including Mr. Ayer, has a role in determining his or her own compensation.

 REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Report submitted as of March 26, 2009 by:

Members of the Compensation and Personnel Committee:

Edward J. Kelly, III, Chairman
Paul G. Kirk, Jr.
Michael G. Morris
H. Patrick Swygert

COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        As of the date of this Proxy Statement, the Compensation and Personnel Committee consists of Messrs. Kelly (Chairman), Kirk, Morris and Swygert, all of whom are independent non-management directors. None of the Compensation and Personnel Committee members has served as an officer or employee of the Company and none of the Company's executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company's Board.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by (i) the Company's Chief Executive Officer; (ii) the Company's Chief Financial Officers; and (iii) the three other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the "Named Executive Officers"), for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008. Amounts paid under the Company's annual incentive compensation plan are generally paid in the year following the year in which the amount is earned.

Name and Principal Position	Year	Salary ($)		Bonus		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)	(j)

Ramani Ayer	2008	1,150,000				1,084,901	2,101,652	—	—	133,943	4,470,496
Chairman and	2007	1,150,000				5,687,582	2,728,022	3,250,000	2,934,718	81,574	15,831,896
Chief Executive Officer	2006	1,150,000				5,557,637	3,318,289	3,650,000	4,447,182	88,085	18,211,193

Lizabeth H. Zlatkus	2008	810,417				651,414	1,376,212	—	1,437,912	40,772	4,316,727
Executive VicePresident and Chief Financial Officer

Thomas M. Marra	2008	990,000				655,852	2,117,235	—	2,665,893	44,379	6,473,359
President and Chief	2007	990,000				3,217,576	1,621,122	2,265,000	698,670	45,009	8,837,377
Operating Officer,	2006	990,000				3,097,772	1,171,516	2,316,000	972,583	44,367	8,592,238
The Hartford

Neal S. Wolin	2008	822,917				853,856	691,982	950,000	94,191	34,093	3,447,039
President and	2007	762,000				1,453,647	482,548	1,620,000	140,586	33,410	4,492,191
Chief Operating Officer,	2006	695,833				1,324,160	394,498	1,517,000	122,187	31,619	4,085,297
Property & Casualty

John C. Walters	2008	814,583				700,044	602,595	—	411,900	40,443	2,569,565
President and	2007	700,000				1,502,061	428,753	1,524,000	211,741	35,010	4,401,565
Chief Operating Officer,
Hartford Life

David M. Johnson	2008	340,500	(1)	500,000	(2)	197,406	464,481	—	59,362	8,050	1,569,799
Executive Vice	2007	710,083				1,757,836	578,718	1,500,000	144,658	7,875	4,699,170
President and	2006	695,833				1,750,460	568,345	1,517,000	151,505	7,748	4,690,891
Chief Financial Officer

1)
The amount shown for Mr. Johnson reflects the base salary paid from January 1, 2008 through his separation date of July 25, 2008.

2)
The amount shown for Mr. Johnson reflects a special retention bonus, approved by the Compensation and Personnel Committee of the Board of Directors, and paid on July 25, 2008.

3)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, in accordance with FAS 123(R) with respect to restricted stock, restricted stock unit and Performance Share awards made pursuant to the Company's incentive stock plans and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal years ended December 31, 2006, December 31, 2007, and December 31, 2008 included in, respectively, the Company's 2006, 2007 and 2008 Annual Reports on Form 10-K. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. The amounts shown in this column represent expense based on grant date fair value and as a result, do not reflect the decline in the Company's stock price that occurred during 2008.

4)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, in accordance with FAS 123(R) with respect to stock option awards made pursuant to the Company's incentive stock plans and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 18 to the Company's audited financial statements for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008, included in, respectively, the Company's 2006, 2007 and 2008 Annual Reports on Form 10-K. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. The provisions of The Hartford 2005 Incentive Stock Plan and predecessor incentive stock plans call for full vesting of outstanding stock option awards upon retirement, as defined in the Plan. Under FAS 123(R), this plan provision requires immediate expensing of the entire award upon grant for employees who are retirement eligible. As Mr. Ayer was retirement eligible at the time of the 2008 annual grant, the amount shown for him reflects the full grant date value of his 2008 stock option award. Ms. Zlatkus and Mr. Marra became eligible to retire in 2008, therefore the full grant date value of their awards has been expensed through their retirement eligibility date rather than through the vesting date. The amounts shown in this column represent expense based on grant date fair value and as a result, do not reflect the decline in the Company's stock price that occurred during 2008.

5)
The amounts shown in this column reflect for 2008 the annual bonus amounts as determined by the Company's Compensation and Personnel Committee (the "Compensation Committee") in February 2009. These amounts were based on the Company's financial performance and each Named Executive Officer's leadership performance relative to goals established at the beginning of the performance period. The Named Executive Officers participate in an annual incentive program under which a maximum annual incentive award is determined by reference to an incentive pool of funds, in order to ensure the tax deductibility under Section 162(m) of the Internal Revenue Code for the Company of the annual incentive awards. The Compensation Committee consistently exercises negative discretion to reduce the actual amount payable to each Named Executive Officer as described in the Annual Incentives section of the Compensation Discussion and Analysis herein.

6)
The amounts in this column reflect the actuarial increase in the present value of the accumulated benefits of the Named Executive Officers under all pension plans established by the Company. The amounts were calculated using discount rate, mortality and form of payment assumptions consistent with those used in the Company's GAAP financial statements. The annual change in the present value of Mr. Ayer's qualified and non-qualified benefits as of December 31, 2008 is a decrease from the present value reported as of December 31, 2007, therefore the amount reported is zero. The primary reason for the decrease is the change in the interest rate assumptions used to value the lump sum payment under Excess Pension Plan 1. Ms. Zlatkus and Mr. Marra became eligible to retire in 2008 and therefore, the 2008 amounts shown reflect the incremental value associated with eligibility for an early retirement benefit. These assumptions are described in further detail in the discussion following the Pension Benefits Table on page 47.

7)
The amounts shown in this column are described in the following table titled "Summary Compensation Table—All Other Compensation."

 Summary Compensation Table—All Other Compensation

        The following table provides the amounts presented in the "All Other Compensation" column in the Summary Compensation Table on page 38 for the Company's Named Executive Officers.

Name and Principal Position	Year	Perquisites($)(1)	Amount Paid or Accrued pursuant to a plan or arrangement in connection with any termination of employment or CIC	Contributions or other allocations to defined contribution plans($)(2)	Total($)

(a)	(b)	(c)	(d)	(e)	(f)

Ramani Ayer Chairman and Chief Executive Officer	2008	93,010	na	40,933	133,943

Lizabeth H. Zlatkus Executive Vice President and Chief Financial Officer	2008	12,110	na	28,662	40,772

Thomas M. Marra President and Chief Operating Officer, The Hartford	2008	9,610	na	34,769	44,379

Neal S. Wolin President and Chief Operating Officer, Property & Casualty	2008	5,000	na	29,093	34,093

John C. Walters President and Chief Operating Officer, Hartford Life	2008	11,095	na	29,348	40,443

David M. Johnson Executive Vice President and Chief Financial Officer	2008	—	na	8,050	8,050

1)
Mr. Ayer's perquisites consisted of $17,000 for financial and tax planning services paid for by the Company and $76,010 for the use of Company car services for commuting and personal uses (amount includes tax gross-up amount of $31,506). Perquisite amounts for Messrs. Marra, Wolin and Walters and Ms. Zlatkus consisted of financial and tax planning services paid for by the Company.

2)
The amounts shown in this column represent Company contributions under The Hartford Investment and Savings Plan, a tax-qualified defined contribution plan, and The Hartford Excess Savings Plan, a non-qualified plan established as a "mirror" to the qualified plan to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under these plans, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual salary of each employee earning $100,000 or greater (for 2008) in the preceding year, and a non-matching contribution equal to one and one-half of one percent (.015) of the annual salary of each employee earning less than $100,000 (for 2008) in the preceding year.

 Grants of Plan Based Awards Table

        The following table discloses the actual numbers of stock options, Performance Shares, and restricted stock units and the grant date fair value of these awards to the Company's Named Executive Officers in 2008. The table also discloses potential future payouts under the Company's non-equity and equity incentive plans.

        In 2008, other than Senior Executives in HIMCO, Senior Executives of the Company, including the Named Executive Officers, received one-third of the total value of their long-term incentive awards as stock options, one-third as Performance Shares, and one-third as restricted stock units. The number of each such award to be granted is based on the grant date value to be delivered as approved by the Compensation Committee and the grant date values of each such award as established for expensing the award under FAS 123(R). The value associated with each type of award was not reduced to reflect expected forfeitures during the requisite vesting periods.

        The Company makes long-term incentive award grants only during scheduled quarterly trading window periods. The Company's scheduled trading window period commences on the second trading day following the Company's filing with the SEC of its periodic reports on Form 10-K or Form 10-Q, as applicable. This practice is intended to provide for grants of equity awards at times when the Company's public disclosures of its financial results are most current. The Company made the 2006, 2007 and 2008 annual long-term incentive awards on the first day of the Company's first scheduled trading window period following the Compensation Committee's meeting regarding compensation decisions for its Senior Executives. This meeting typically occurs in February.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
											Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Plan	Grant Date	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ramani	Non-Equity	2/26/2008	—	1,850,000	3,700,000
Ayer	Performance Shares	2/26/2008				—	29,155	58,310				2,000,000
	Restricted Stock Units	2/26/2008							26,709			2,000,000
	Stock Options	2/26/2008								85,771	74.88	2,000,000

Lizabeth	Non-Equity	2/26/2008	—	1,000,000	2,000,000
Zlatkus	Performance Shares	2/26/2008				—	12,998	25,996				891,667
	Restricted Stock Units	2/26/2008							11,908			891,667
	Stock Options	2/26/2008								38,240	74.88	891,667

Thomas M.	Non-Equity	2/26/2008	—	1,550,000	3,100,000
Marra	Performance Shares	2/26/2008				—	19,436	38,872				1,333,333
	Restricted Stock Units	2/26/2008							17,806			1,333,333
	Stock Options	2/26/2008								57,181	74.88	1,333,333

Neal S.	Non-Equity	2/26/2008	—	1,000,000	2,000,000
Wolin	Performance Shares	2/26/2008				—	12,998	25,996				891,667
	Restricted Stock Units	2/26/2008							11,908			891,667
	Stock Options	2/26/2008								38,240	74.88	891,667

John C.	Non-Equity	2/26/2008	—	1,000,000	2,000,000
Walters	Performance Shares	2/26/2008				—	12,998	25,996				891,667
	Restricted Stock Units	2/26/2008							11,908			891,667
	Stock Options	2/26/2008								38,240	74.88	891,667

David M.	Non-Equity	2/26/2008	—	—	—
Johnson	Performance Shares	2/26/2008					—					—
	Restricted Stock Units	2/26/2008							—			—
	Stock Options	2/26/2008								—		—

1)
The amounts shown in columns (c), (d), and (e) represent amounts potentially payable to the Named Executive Officers under the Company's annual cash incentive plan. The amounts shown in column (c) represent the minimum payout level associated with the 2008 annual incentive plan. If certain threshold levels of performance are not met, there are no payments under the plan. The amount shown in column (d) is the "target" amount payable under the program, which is the amount payable if the pre-established financial and leadership goals are fully met. The amount shown in column (e) is 200% of the target and represents, in the Compensation Committee's practice, the maximum amount payable. However, consistent with the program provisions described in more detail below, to reward extraordinary performance, the Compensation Committee could in its sole discretion authorize annual incentive payouts of up to the lesser of 300% of the target annual incentive payment level or $5 million. The Compensation Committee reviews and approves, with respect to each Named Executive Officer, the annual incentive target amounts payable in the event business performance goals, which are based on the Company's operating plan, and leadership objectives established in the plan are fully realized. The actual payouts of these awards are disclosed in the Summary Compensation Table.

  Under the annual incentive program in which the Named Executive Officers participate, a maximum annual incentive award for each executive is determined by reference to an incentive pool of funds, as described below. The purpose of this incentive plan is to ensure the tax deductibility of the annual incentive awards for the Company. The total incentive pool was equal to 1.0% of total Company Adjusted Core Earnings for 2008 as defined by the Compensation Committee (the "Incentive Pool"). Relative to this Incentive Pool, the Compensation Committee determined that the maximum annual incentive award payable to each Named Executive Officer was to be the lesser of: (1) the percentage of the Incentive Pool allocated as identified below, or (2) 300% of the target annual incentive award established by the Compensation Committee at the beginning of the performance year. Also, the maximum annual incentive amount payable to any Named Executive Officer under the program is $5 million. The percentage of the Incentive Pool allocated to Mr. Ayer was 30%. The percentage of the Incentive Pool allocated to each of Messrs. Marra and Wolin was 20%. The percentage of the Incentive Pool allocated to each of Ms. Zlatkus and Mr. Walters was 15%. The actual annual incentive award granted to a participant is determined by the Compensation Committee, which retains negative discretion to reduce or eliminate (but not increase) an award to any Named Executive Officer based on its evaluation of the executive's performance. In determining the actual award payable to each executive, the Compensation Committee reviews business performance criteria such as Adjusted Core Earnings and return on equity pertaining to the particular executive as well as individual performance against key strategic leadership objectives established at the beginning of the performance period. As indicated in the discussion above, the Compensation Committee has consistently used negative discretion to reduce the amount of the award such that the actual amount paid typically does not exceed two times the target amount.

2)
The amounts in column (f) represent the minimum number of Performance Shares which would vest and become payable if the three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) were below the comparable growth rate for all companies in the applicable peer group. The amount shown in column (g) is the "target" number of Performance Shares which would vest and become payable if the three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) were at the median growth rate for the companies in the applicable peer group. The amount shown in column (h) is the maximum number of Performance Shares which would vest and become payable if the three-year compound annual growth in book value per share (for Corporate Senior Executives) or the three-year compound annual growth in book value (for Line of Business Senior Executives) were to exceed the comparable growth rate for all companies in the applicable peer group.

The awards vest and are payable following a three-year performance period which commenced on January 1, 2008 and will terminate on December 31, 2010 (awards vest pro rata in the event of certain circumstances, such as retirement or disability). The actual number of Performance Shares which vest and become payable under the program will be equal to the actual three-year compound annual growth in book value per share or the three-year compound annual growth in book value percentile performance multiplied by 2.0 (e.g., if 75th percentile peer-relative performance were achieved, 150% of the number of Performance Shares granted would vest and become payable).

The value of each Performance Share is determined by applying a pricing model to establish the grant date value per Performance Share based on the closing stock price on the date of grant. Because dividends are not paid on Performance Shares during the three-year performance period, the grant date value of a Performance Share is slightly less than the closing stock price on the date of grant. Performance shares were granted to the Named Executive Officers on February 26, 2008. The New York Stock Exchange closing price per share of Company Common Stock on February 26, 2008 was $74.88. The value of each Performance Share granted on that date was $68.60.

3)
The amounts in this column represent the number of restricted stock units that were granted to the Named Executive Officers in February 2008. Each restricted stock unit represents a contractual right to receive one share of Common Stock of the Company at the end of a three-year service period. The awards vest and are payable following a three-year service period which commenced on the date of grant and will terminate three years later (awards vest pro rata in the event of certain circumstances, such as retirement or disability). Dividend equivalents with respect to restricted stock units are credited in the same amount and to the same extent as dividends paid to holders of Common Stock. The value of each Restricted Stock Unit was equal to the closing stock price on the date of grant. The New York Stock Exchange closing price per share of Company stock on February 26, 2008 was $74.88.

4)
The amounts in this column represent options to purchase shares of Common Stock that were granted under The Hartford 2005 Incentive Stock Plan. Stock option awards were granted to the Named Executive Officers on February 26, 2008. The New York Stock Exchange closing price per share of Company Common Stock on February 26, 2008 was $74.88. Options granted to the Named Executive Officers vest and become exercisable at the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date. All options were granted at exercise prices that were 100% of the fair market value of one share of Common Stock on the date of grant. The value of each stock option award was determined by using a binomial lattice option pricing model to establish a value per option based on the closing price per share of Company Common Stock on the grant date. The value was not reduced to reflect estimated forfeitures during the period. The value established for each stock option awarded on February 26, 2008 was $23.32.

 Outstanding Equity Awards at Fiscal Year-End Table

        The following table shows outstanding stock option awards classified as exercisable (vested) and unexercisable (unvested) as of December 31, 2008 for the Company's Named Executive Officers. The table also shows the number and value of any unvested or unearned equity awards outstanding as of December 31, 2008 for the Company's Named Executive Officers, assuming a market value of $16.42, the New York Stock Exchange closing price per share of Company Common Stock on December 31, 2008.

	Option Awards(1)					Stock Awards(2)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ramani Ayer	228,294			34.00	2/18/2010	25,844(3)	424,358	22,743(28)	373,440
Chairman and	222,046			62.07	2/23/2011	22,451(4)	368,645	29,155(29)	478,725
Chief Executive	201,556			65.85	2/23/2012	27,487(5)	451,337
Officer	171,465			37.37	2/22/2013	15,133(6)	248,484
	96,723			65.99	2/20/2014	8,400(7)	137,928
	79,454			71.27	2/19/2015
		71,750		83.00	2/15/2016
		61,313		93.69	2/27/2017
		85,771		74.88	2/26/2018

Lizabeth H. Zlatkus	13,655			65.99	2/20/2014	5,169(8)	84,875	6,539(28)	107,370
Executive Vice	8,923			71.27	2/19/2015	5,164(9)	84,793	12,998(29)	213,427
President and	9,792	4,897		83.00	2/15/2016	1,292(10)	21,215
Chief Financial	5,263	10,528		93.69	2/27/2017	12,255(11)	201,227
Officer	1,179	2,359		92.69	7/30/2017	6,900(12)	113,298
		38,240		74.88	2/26/2018

Thomas M. Marra	77,887			62.07	2/23/2011	13,611(13)	223,493	14,405(28)	236,530
President and	138,850			65.85	2/23/2012	12,348(14)	202,754	19,436(29)	319,139
Chief Operating	63,723			65.99	2/20/2014	1,872(15)	30,738
Officer,	43,339			71.27	2/19/2015	18,325(16)	300,897
The Hartford		37,789		83.00	2/15/2016	10,134(17)	166,384
		33,722		93.69	2/27/2017
		4,994		92.69	7/30/2017
		57,181		74.88	2/26/2018

Neal S. Wolin(30)	19,345			65.99	2/20/2014	5,599(18)	91,936	9,479(28)	155,645
President and	17,335			71.27	2/19/2015	5,358(19)	87,978	12,998(29)	213,427
Chief Operating		15,546		83.00	2/15/2016	3,998(20)	65,647
Officer, Property		14,633		93.69	2/27/2017	12,255(21)	201,227
& Casualty		10,668		92.69	7/30/2017	10,334(22)	169,684
		38,240		74.88	2/26/2018

John C. Walters	7,586			65.99	2/20/2014	5,599(23)	91,936	6,539(28)	107,370
President and	14,872			71.27	2/19/2015	5,164(24)	84,793	12,998(29)	213,427
Chief Operating	10,608	5,305		83.00	2/15/2016	1,292(25)	21,215
Officer, Hartford	5,263	10,528		93.69	2/27/2017	12,255(26)	201,227
Life	1,179	2,359		92.69	7/30/2017	12,000(27)	197,040
		38,240		74.88	2/26/2018

David M. Johnson(31)	0	0		na	na	0	0	0	0
Executive Vice
President and
Chief Financial
Officer

1)
All options expiring on or before February 16, 2015 are fully vested. Stock options granted to Messrs. Ayer, Marra and Wolin in 2006, 2007, and 2008 and to Mr. Walters and Ms Zlatkus on February 26, 2008, vest and become exercisable at the later of: (i) the date upon which the closing price of each share of the underlying stock on the New York Stock Exchange were to equal or exceed 125% of the option exercise price for a period of at least 10 consecutive trading days, and (ii) three years from the grant date. For the stock options granted to Messrs. Ayer, Marra, and Wolin in 2006, the price-vesting hurdle was achieved on May 18, 2007. The stock options in this award (expiration date of February 15, 2016) vested on February 15, 2009. Stock option awards granted to Mr. Walters and Ms Zlatkus in 2006 and 2007 vest and become exercisable one-third per year over a three-year vesting period.

  Stock options granted to the Named Executive Officers prior to May 28, 2005 expire 10 years and 2 days from the grant date. Stock options granted to the Named Executive Officers after May 28, 2005 under The Hartford 2005 Incentive Stock Plan expire on the 10 year anniversary of the grant date.

2)
The amounts shown in columns (g) and (h) represent outstanding, unvested awards of restricted stock and restricted stock units under the Company's incentive stock plans. Restricted stock awards to the Named Executive Officers vest as follows: one-third of each restricted stock grant will vest on the third anniversary of the grant date and two-thirds will vest on the fifth anniversary of the grant date. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company's Common Stock. Restricted stock units represent a contractual right to receive one share of Common Stock of the Company at the end of a three-year service period. Dividend equivalents with respect to restricted stock units are credited in the same amount and to the same extent as dividends paid to holders of Common Stock. The restricted stock units reflected in column (g) have been rounded to the nearest whole share.

The amounts shown in columns (i) and (j) represent outstanding, unvested Performance Share awards under the Company's incentive stock plans. Performance Share awards provide executives the opportunity to earn shares of Common Stock contingent on the achievement of one or more performance objectives over the requisite performance period. Performance Share awards granted to the Named Executive Officers in 2007 will vest on December 31, 2009. Performance Share awards granted to the Named Executive Officers in 2008 will vest on December 31, 2010. Dividends are not payable on outstanding Performance Share awards during the performance period.

3)
Represents the number of restricted stock units granted to Mr. Ayer on February 15, 2006 of 24,096 plus accumulated dividends through December 31, 2008.

4)
Represents the number of restricted stock units granted to Mr. Ayer on February 27, 2007 of 21,347 plus accumulated dividends through December 31, 2008.

5)
Represents the number of restricted stock units granted to Mr. Ayer on February 26, 2008 of 26,709 plus accumulated dividends through December 31, 2008.

6)
Represents the number of shares of restricted stock granted to Mr. Ayer on February 18, 2004. One-third of the shares of restricted stock (7,567 shares) vested on February 18, 2007 and the remaining two-thirds of the shares (15,133 shares) vested on February 18, 2009.

7)
Represents the number of shares of restricted stock granted to Mr. Ayer on February 17, 2005. One-third of the shares of restricted stock (4,200 shares) vested on February 17, 2008 and the remaining two-thirds of the shares (8,400 shares) will vest on February 17, 2010.

8)
Represents the number of restricted stock units granted to Ms. Zlatkus on February 15, 2006 of 4,819 plus accumulated dividends through December 31, 2008.

9)
Represents the number of restricted stock units granted to Ms. Zlatkus on February 27, 2007 of 4,910 plus accumulated dividends through December 31, 2008.

10)
Represents the number of restricted stock units granted to Ms. Zlatkus on July 30, 2007 of 1,241 plus accumulated dividends through December 31, 2008.

11)
Represents the number of restricted stock units granted to Ms. Zlatkus on February 26, 2008 of 11,908 plus accumulated dividends through December 31, 2008.

12)
Represents the number of shares of restricted stock granted to Ms. Zlatkus on February 27, 2007. One-third of the shares of restricted stock (2,300 shares) will vest on February 27, 2010 and the remaining two-thirds of the shares (4,600 shares) will vest on February 27, 2012.

13)
Represents the number of restricted stock units granted to Mr. Marra on February 15, 2006 of 12,691 plus accumulated dividends through December 31, 2008.

14)
Represents the number of restricted stock units granted to Mr. Marra on February 27, 2007 of 11,741 plus accumulated dividends through December 31, 2008.

15)
Represents the number of restricted stock units granted to Mr. Marra on July 30, 2007 of 1,798 plus accumulated dividends through December 31, 2008.

16)
Represents the number of restricted stock units granted to Mr. Marra on February 26, 2008 17,806 plus accumulated dividends through December 31, 2008.

17)
Represents the number of shares of restricted stock granted to Mr. Marra on February 18, 2004. One-third of the shares of restricted stock (5,067 shares) vested on February 18, 2007 and the remaining two-thirds of the shares (10,133 shares) vested on February 18, 2009.

18)
Represents the number of restricted stock units granted to Mr. Wolin on February 15, 2006 of 5,221 plus accumulated dividends through December 31, 2008.

19)
Represents the number of restricted stock units granted to Mr. Wolin on February 27, 2007 of 5,095 plus accumulated dividends through December 31, 2008.

20)
Represents the number of restricted stock units granted to Mr. Wolin on July 30, 2007 of 3,841 plus accumulated dividends through December 31, 2008.

21)
Represents the number of restricted stock units granted to Mr. Wolin on February 26, 2008 of 11,908 plus accumulated dividends through December 31, 2008.

22)
Represents the number of shares of restricted stock granted to Mr. Wolin on May 19, 2004. One-third of the shares of restricted stock (5,166 shares) vested on May 19, 2007 and the remaining two-thirds of the shares (10,334 shares) which would have otherwise vested on May 19, 2009 were cancelled upon Mr. Wolin's voluntary resignation in February 2009.

23)
Represents the number of restricted stock units granted to Mr. Walters on February 15, 2006 of 5,221 plus accumulated dividends through December 31, 2008.

24)
Represents the number of restricted stock units granted to Mr. Walters on February 27, 2007 of 4,910 plus accumulated dividends through December 31, 2008.

25)
Represents the number of restricted stock units granted to Mr. Walters on July 30, 2007 of 1,241 plus accumulated dividends through December 31, 2008.

26)
Represents the number of restricted stock units granted to Mr. Walters on February 26, 2008 of 11,908 plus accumulated dividends through December 31, 2008.

27)
Represents the number of shares of restricted stock granted to Mr. Walters on February 15, 2006. One-third of the shares of restricted stock (4,000 shares) vested on February 15, 2009 and the remaining two-thirds of the shares (8,000 shares) will vest on February 15, 2011.

28)
Represents the number of Performance Shares granted on February 27, 2007 and, for Messrs. Marra, Wolin and Walters and Ms. Zlatkus, on July 30, 2007. The actual number of Performance Shares which vest and become payable under the program will be equal to the actual three-year compound annual growth in book value per share or the three-year compound annual growth in book value percentile performance multiplied by 2.0. The values presented for the outstanding Performance Share awards are based on the number of Performance Shares granted. The performance objectives for Performance Share awards are described in further detail in the footnotes to the Grants of Plan Based Awards Table.

29)
Represents the number of Performance Shares granted on February 26, 2008. The actual number of Performance Shares which vest and become payable under the program will be equal to the actual three-year compound annual growth in book value per share or the three-year compound annual growth in book value percentile performance multiplied by 2.0. The values presented for the outstanding Performance Share awards are based on the number of Performance Shares granted. The performance objectives for Performance Share awards are described in further detail in the footnotes to the Grants of Plan Based Awards Table.

30)
Mr. Wolin voluntarily resigned effective February 16, 2009. His 2006 restricted stock unit award vested and paid out on February 15, 2009. All other outstanding equity awards were cancelled on his termination date.

31)
All of Mr. Johnson's previously outstanding equity awards were cancelled as of his separation date of July 25, 2008 except for his outstanding stock option awards, which were cancelled on November 25, 2008, four months after his separation date.

 Option Exercises and Stock Vested Table

        The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2008 for the Company's Named Executive Officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)		Value Realized on Vesting($)

(a)	(b)	(c)	(d)		(e)

Ramani Ayer	140,203	5,727,994	27,221	(3)	1,973,021
Chairman and Chief			4,200	(4)	304,416
Executive Officer

Lizabeth H. Zlatkus	—	—	2,969	(3)	215,238
Executive Vice			3,333	(5)	241,043
President and Chief Financial Officer

Thomas M. Marra	—	—	14,848	(3)	1,076,193
President and Chief Operating Officer, The Hartford

Neal S. Wolin	—	—	5,939	(3)	430,477
President and Chief Operating Officer, Property and Casualty

John C. Walters	—	—	4,949	(3)	358,731
President and Chief Operating Officer, Hartford Life			8,028	(6)	582,110

David M. Johnson	—	—	7,424	(3)	538,096
Executive Vice			4,667	(7)	338,264
President and Chief Financial Officer

1)
The amounts shown in this column represent the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.

2)
The Named Executive Officers were granted Performance Shares in 2006 which vested on December 31, 2008. The threshold levels of performance were not achieved and therefore no distributions were made. Performance Share awards are described in further detail in the Performance Share section of the Compensation Discussion and Analysis herein.

3)
Restricted Stock Unit awards granted to the Named Executive Officers on February 17, 2005 vested at the end of the three-year restriction period, February 17, 2008.

4)
Represents the vesting of one-third of the restricted stock granted to Mr. Ayer on February 17, 2005; the remaining two-thirds of the restricted stock is scheduled to vest on February 17, 2010.

5)
Represents the vesting of the final two-thirds of the restricted stock granted to Ms. Zlatkus on June 16, 2003.

6)
Represents the vesting of the final two-thirds of the restricted stock granted to Mr. Walters on February 20, 2003.

7)
Represents the vesting of one-third of the restricted stock granted to Mr. Johnson on February 17, 2005; the remaining two-thirds of the restricted stock was forfeited upon Mr. Johnson's termination.

 Pension Benefits Table

        The table below shows the number of years of service credited, and the actuarial present value of the accumulated pension benefit, as of December 31, 2008 for each of the Named Executive Officers under the Company's pension plans. None of the Named Executive Officers received a benefit from the plans in 2008.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)

(a)	(b)	(c)	(d)	(e)

Ramani Ayer	Retirement Plan for U.S. Employees	30	1,451,778	none
Chairman and Chief Executive Officer	Excess Pension Plan I	30	34,770,701	none

Lizabeth H. Zlatkus	Retirement Plan for U.S. Employees	25.25	714,260	none
Executive Vice President and	Excess Pension Plan II	25.25	4,643,457	none
Chief Financial Officer

Thomas M. Marra	Retirement Plan for U.S. Employees	28.58	823,857	none
President and Chief Operating Officer	Excess Pension Plan II	28.58	11,228,018	none

Neal S. Wolin	Retirement Plan for U.S. Employees	7.75	77,693	none
President and Chief	Excess Pension Plan II	7.75	563,953	none
Operating Officer, Property & Casualty

John C. Walters	Retirement Plan for U.S. Employees	8.75	183,260	none
President and Chief	Excess Pension Plan II	8.75	1,529,670	none
Operating Officer, Hartford Life

David M. Johnson	Retirement Plan for U.S. Employees	7.25	83,619	none
Executive Vice President and	Excess Pension Plan II	7.25	624,152	none
Chief Financial Officer

        Beginning January 1, 2009, the retirement benefits accrued for all employees in respect of their service after 2008 are provided in accordance with a cash balance formula and are based on credits made each year to a book entry account established for the benefit of each such employee, and interest credits on that account. The amount credited annually to each employee's account is a stated percentage of the employee's eligible compensation for the year for which the credit is provided. The actual percentage credited will depend on the employee's age at that time. For service prior to January 1, 2009, the pension benefits available to employees generally differ based on when an employee was hired. For employees, including Senior Executives, hired prior to January 1, 2001, the formula used in determining retirement benefits for service prior to 2009 is based on a percentage of the employee's final average pay as of December 31, 2008 multiplied by the number of the employee's years of credited service as of December 31, 2008.

        Federal tax law limits the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan. Therefore, the Company has both a tax-qualified retirement plan (the Retirement Plan for U.S. Employees) and non-qualified retirement plans (the Excess Pension Plans) for payment of those benefits that cannot be paid from the tax-qualified plan. The practical effect of the Excess Pension Plans is to calculate benefits for all similarly situated employees on a uniform basis. The material difference between the Excess Pension Plans is that Excess Pension Plan I, under which Mr. Ayer is now the only actively-employed participant, provides for an optional lump sum form of payment, subject to the consent of the Committee, as more fully described below, whereas Excess Pension Plan II, in which other Senior Executives participate, does not provide for such a lump sum payment option other than upon a change of control.

        An employee is vested in benefits accrued under the Plans' final average pay formula upon completion of five years of service. Benefits under the Plans' cash balance formula after January 1, 2008 vest upon completion of three years of service. All of the Named Executive Officers are vested in their accumulated benefits under the Plans. The number of years of service credited for pension purposes is in each case equal to the executive's actual years of service with the Company (the Company's policy is not to grant extra years of service for pension purposes). The maximum number of years that can be credited under the Plan's final average pay formula is 30 years.

        Messrs. Ayer, Marra and Walters and Ms. Zlatkus are covered under the Plans' final average pay formula, applicable to employees hired prior to 2001. The final average pay formula, for eligible employees, applies with respect to service accrued and compensation paid until December 31, 2008. This formula provides an annual pension, payable in the form of a life annuity commencing as of normal retirement age (age 65) for the participant's lifetime, equal to 2% of the employee's average final pay for each of the first 30 years of credited service, reduced by 1.67% of the employee's primary Social Security benefit for each of the first 30 years of credited service. An employee's average final pay is calculated as the sum of (i) average annual base salary for the 60 calendar months of the last 120 calendar months of service prior to 2009 affording the highest average, plus (ii) average annual bonus payments in the five calendar years of the employee's last ten calendar years of service prior to 2009 affording the highest average. The final average pay formula provides for early retirement pensions for employees who have met all of the following requirements: attained age 50, completed at least 10 years of service, and the sum of their age and service totals 70 or more. For individuals eligible to retire early who have completed at least 15 years of service, early retirement benefits are reduced only for commencement prior to age 60. Mr. Ayer, who is age 61 with 30 years of credited service, is currently eligible to retire and receive an immediate early retirement benefit with no reduction for commencement of that benefit prior to age 65. Mr. Marra and Ms. Zlatkus are currently eligible to retire and receive an immediate early retirement benefit reduced for commencement prior to age 60. Mr. Walters is not yet eligible to retire early under the Plans. Participants may elect to receive their final average pay formula benefits as a life annuity or in a reduced actuarially-equivalent amount in order to provide for payments to a contingent annuitant, if surviving the participant, for the balance of the contingent annuitant's lifetime equal to 25%, 50%, 75% or 100% of the payments the participant was receiving. The Plans also provide a survivor benefit to a dependent spouse/dependent domestic partner of a participant who retires at or after age 50 with 20 years of service, or who retires with 25 years of service, equal to 1/2 of the participant's life annuity benefit, provided that the marriage or domestic partnership was in existence for at least five years and commenced prior to age 60; the benefit payable is reduced if the spouse or domestic partner is more than five years younger than the participant. Under the terms of Excess Pension Plan I, Mr. Ayer has indicated a preference to receive the benefit payable under that Plan in the form of a single discounted lump sum payment, instead of as an annuity, which was approved by the Compensation Committee; in accordance with those provisions, Mr. Ayer will receive a lump sum payment under Excess Pension Plan I upon his eventual retirement.

        Effective January 1, 2009, Messrs. Ayer, Marra and Walters and Ms. Zlatkus became covered under the Plans' cash balance formula, along with other employees hired prior to 2001, with respect to their future pension benefit accruals. They will thus receive their final average pay formula benefit for service through December 31, 2008, plus a cash balance benefit for service after January 1, 2009.

        Messrs. Johnson and Wolin are covered solely under the provisions of the Plans' cash balance formula, applicable to employees hired after January 1, 2001, under which amounts are credited to book entry accounts established for their benefit under the Plans. The amount added to an employee's book entry cash balance account each year is a percentage of the employee's base and bonus compensation, which percentage increases with age, plus an amount representing interest on previously accrued amounts. For participants age 45-49, the pay-related credit is equal to 5.5% of base pay and bonus up to the Social Security Taxable Wage Base ($102,000 in 2008), plus 8.25% above that Wage

Base; for participants age 50-54, the pay-related credit is equal to 6.25% of base pay and bonus up to the Wage Base plus 9.375% above it; for participants age 55-59, the pay-related credit is equal to 7% of base pay and bonus up to the Wage Base plus 10.5% above it, and for participants over age 60, the pay-related credit is equal to 7.75% of base pay and bonus up to the Wage Base plus 11.625% above it. The interest credit is determined each year equal to the greater of 3.3% or the 10-year Treasury rate before the start of the year. Account balances under the cash balance formula may be received in the form of a single lump sum payment upon termination of employment, provided that the individual is vested in his or her benefit, or the participant may elect to instead receive an actuarially-equivalent form of life annuity.

        For the Named Executive Officers, the present value of their accumulated benefit under each Plan shown in the table above is equal to the actuarial present value, calculated as of December 31, 2008, of the executive's accumulated benefit under that Plan, calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming that benefits commence as of the executive's earliest unreduced retirement age (immediately for Mr. Ayer, at age 60 for Messrs. Marra and Walters and Ms. Zlatkus; and at age 65 for Messrs. Wolin and Johnson under the Plans' cash balance formula). Those assumptions are a discount rate of 6.25%, the RP-2000 Mortality Table and a life annuity form of payment, except for the Named Executive Officers covered under the Plan's cash balance formula, where a lump sum form of payment is assumed, and for Mr. Ayer under Excess Pension Plan I. In accordance with the assumptions used for GAAP financial reporting, the cash balance accounts shown in the table above for Messrs. Wolin and Johnson are projected to age 65 using an assumed interest crediting rate of 3.53% (the actual rate in effect for 2009) and the present value as of December 31, 2008 is determined using a discount rate of 6.25%; therefore, the amounts are lower than the actual December 31, 2008 cash balance accounts for these participants. The qualified and non-qualified plan cash balance accounts as of December 31, 2008 for Mr. Wolin are $123,644 and $897,497, respectively, while the corresponding cash balance accounts for Mr. Johnson as of the same date are $128,274 and $957,471. As noted above, Mr. Ayer participates in Excess Pension Plan I, under which he will receive the benefit payable under that Plan in the form of a single discounted lump sum payment upon his eventual retirement. For GAAP financial reporting purposes for 2008, Mr. Ayer's benefit payable is being valued as a lump sum, using a discount rate of 4.0% and the 1994 Group Annuity Reserving Table, Projected to 2002 using Scale AA. The discount rate is based on the economic indicators as of December 31, 2008 in context with the selection of assumptions used by the Company for GAAP financial reporting purposes.

        In the event of a change of control, retired, vested and active participants in Excess Pension Plans I and II automatically receive, in a single lump sum, the present value of the benefit accrued as of the date of the change of control, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code. In such event, the Plan provisions regarding the calculation of those lump sum payments provide for different assumptions to be used, including lower discount rates, than have historically been assumed by the Company for GAAP financial reporting purposes. In the event of a change of control, the hypothetical lump sum payouts to Messrs. Marra and Walters and Ms. Zlatkus would be greater than the accumulated benefit present values set forth in the table above, in Mr. Marra's case by about 15% (a lump sum from Excess Pension Plan II of $12,953,511 in the event of a change of control); in Mr. Walters's case by about 2% (a lump sum of $1,561,137 from Excess Pension Plan II in the event of a change of control) and in Ms. Zlatkus' case by about 8% (a lump sum of $5,023,234 from Excess Pension Plan II in the event of a change of control).

 Non-Qualified Deferred Compensation Table

        Each Named Executive Officer, as well as other executives, may elect to participate in The Hartford Deferred Compensation Plan. Participating employees may defer receipt of all or a portion of any bonus otherwise payable in cash by the Company to the Deferred Compensation Plan. Deferred amounts may be allocated among a selection of notional investment options offered under the Deferred Compensation Plan and are credited with hypothetical earnings generated by such funds. Hypothetical earnings are calculated on the same basis as actual investment earnings in those funds. Deferred amounts and their earnings become distributable in a lump sum or installments, commencing either during employment or after employment terminates, as selected by the executive. Payment of amounts may be accelerated in the event of financial hardship.

        In addition, Named Executive Officers, as well as other employees, may contribute to the Company's Excess Savings Plan, a non-qualified plan established as a "mirror" to the Company's tax-qualified 401(k) plan, The Hartford Investment and Savings Plan. The Excess Savings Plan is intended to facilitate payment of amounts not payable under the qualified plan due to tax restrictions. Under the Excess Savings Plan, the Company makes a matching contribution in an amount equal to 50% of an employee's contribution, up to an amount equal to 3% of such employee's base salary. The Company also makes a non-matching contribution equal to one-half of one percent (.005) of the annual base salary of each participant in the plan. Company contributions to the Excess Savings Plan are fully vested. Excess Savings Plan balances are payable in a lump sum following termination of employment.

        The notional investment options available to executives under the Excess Savings Plan correspond to the investment options available to participants in the Company's tax-qualified Investment and Savings Plan. The table below shows the funds available under the Excess Savings Plan and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the Excess Savings Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

The Hartford Financial Services Group, Inc. Stock Fund	-80.89%	Vanguard Target Retirement 2045 Fund	-34.56%
Hartford Capital Appreciation HLS Fund	-45.59%	Vanguard Target Retirement 2035 Fund	-34.66%
Hartford Dividend and Growth HLS Fund	-32.43%	Vanguard Target Retirement 2025 Fund	-30.05%
Hartford Index Fund	-36.87%	Vanguard Target Retirement 2015 Fund	-24.06%
Hartford MidCap HLS Fund	-35.32%	Vanguard Target Retirement 2005 Fund	-15.82%
Hartford Small Company HLS Fund	-40.60%	Vanguard Target Retirement Income Fund	-10.93%
Hartford Global Growth HLS Fund	-52.46%	Hartford High Yield HLS Fund	-25.23%
Hartford International Opportunities HLS Fund	-42.25%	Hartford Stable Value Fund	4.89%
Hartford Global Health HLS Fund	-25.56%	Hartford Total Return Bond HLS Fund	-7.63%
		Hartford Money Market HLS Fund	2.14%

        The notional investment options available to executives under The Hartford Deferred Compensation Plan include the funds available under the Excess Savings Plan, except that The Hartford Financial Services Group, Inc. Stock Fund and the Vanguard funds in the table above are not available notional investment options under the Deferred Compensation Plan and nine publicly-available mutual funds are notional available investment options under the Deferred Compensation Plan. The table below shows these nine additional funds and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the Deferred Compensation Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

American Funds The Growth Fund of America, Class A	-39.07%	Franklin Small Cap Growth Fund II, Class A	-41.12%
Putnam Fund for Growth & Income, Class A	-38.85%	American Funds New Perspective Fund, Class A	-37.83%
Putnam Voyager Fund, Class A	-36.98%	Templeton Foreign Fund, Class A	-46.09%
Franklin Mutual Shares Fund, Class A	-38.10%	Hartford Advisers HLS Fund	-31.64%
Hartford Stock HLS Fund	-43.13%

        Participants may elect to change their investment elections between the notional investment funds on a daily basis, which corresponds to the frequency allowed for investment election changes under the tax-qualified Investment and Savings Plan.

        Further, prior to 2006, Named Executive Officers, as well as other employees, could elect to defer receipt of a portion of a bonus award under The Hartford Deferred Restricted Stock Unit Plan ("Bonus Swap"). In the case of such a deferral, the executive was credited under the Bonus Swap program with a notional Hartford stock account equal to the amount deferred. The executive was also credited with an additional amount equal to 10% of the bonus that had been deferred, which would vest and be payable if the executive remained in the employment of the Company for three years.

        The table below shows, for the Named Executive Officers, the aggregate amount of executive and Company contributions to the above plans for 2008, the aggregate earnings credited under those plans during 2008, distributions from those plans, and the total balance of the Named Executive Officers' accounts under the plans as of December 31, 2008.

Name		Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE ($)(4)

(a)		(b)	(c)	(d)	(e)	(f)

Ramani Ayer	Deferred Compensation	—	—	(19,182)	—	37,552
Chairman and Chief Executive	Excess Savings Plan	56,183	32,883	(677,838)	—	1,024,647
Officer	Bonus Swap	—	—	—	—	—

Thomas M. Marra	Deferred Compensation	—	—	(1,732,645)	—	3,463,331
President and Chief Operating	Excess Savings Plan	45,600	26,719	(607,362)	—	656,896
Officer, The Hartford	Bonus Swap	—	—	(240,840)	—	61,004

Neal S. Wolin	Deferred Compensation	—	—	(540,543)	—	1,369,042
President and Chief Operating	Excess Savings Plan	36,260	21,219	(110,319)	—	160,107
Officer, Property and Casualty	Bonus Swap	—	—	—	—	—

John C. Walters	Deferred Compensation	—	—	—	—	—
President and Chief Operating	Excess Savings Plan	39,883	23,354	(23,646)	—	424,794
Officer, Hartford Life	Bonus Swap	—	—	—	—	—

Lizabeth Zlatkus	Deferred Compensation	—	—	110,942	—	2,377,666
Executive Vice	Excess Savings Plan	35,385	20,750	(37,914)	—	341,986
President and Chief Financial	Bonus Swap	—	—	(668,248)	—	169,264
	Officer

David M. Johnson	Deferred Compensation	—	—	—	—	—
Executive Vice President	Excess Savings Plan	—	—	—	—	—
and Chief Financial Officer	Bonus Swap	—	—	—	—	—

1)
The amounts shown in this column reflect executive contributions that were added to the Excess Savings Plan in respect of the Named Executive Officers' services in 2008. These amounts were included in the Summary Compensation Table for 2008.

2)
The amounts shown in this column reflect the Company's contributions that were made to the Excess Savings Plan in respect of the Named Executive Officers' services in 2008. These amounts were included in the Summary Compensation Table for 2008.

3)
The amounts shown in this column reflect earnings on notional investment funds available under the tax-qualified Investment and Savings Plan or publicly-available investments. These amounts were not reported in the 2008 Summary Compensation Table.

4)
The amounts shown in this column reflect the cumulative amount that had been credited to each of the Named Executive Officers' accounts under the applicable plan as of December 31, 2008. The amounts reflect the sum of contributions made by the officer or the Company over the officer's entire period of service with the Company, as well as the earnings credited on such amounts during such period under the terms of the applicable plan. The reported balances are not amounts provided to the Named Executive Officers for 2008 services. Amounts reported in this column were reported in prior year Summary Compensation Tables to the extent they represent executive or Company contributions under the plans, but not to the extent they represent earnings on those contributions.

 Potential Payments Upon Termination or Change of Control

        The Named Executive Officers have employment agreements with the Company as of December 31, 2008, pursuant to which Mr. Ayer is employed as Chairman and Chief Executive Officer, Mr. Marra is employed as President and Chief Operating Officer, Mr. Wolin is employed as Executive Vice President of the Company and President and Chief Operating Officer of the Company's Property and Casualty operations, Mr. Walters is employed as Executive Vice President of the Company and President and Chief Operating Officer of the Company's Life operations and Ms. Zlatkus is employed as Executive Vice President of the Company and Chief Financial Officer. Mr. Johnson who previously served as Executive Vice President of the Company and Chief Financial Officer also had an employment agreement with the Company. Each of the employment agreements is automatically extended for successive one-year periods unless either party provides the other with written notice of its intention not to renew the agreement at least 15 months prior to any renewal date. In addition, upon the occurrence of a "change of control" as defined in the employment agreements, the terms of the employment agreements are automatically extended for two years after the change of control occurs. The employment agreements provide for annual base salaries for the executives as determined from time to time by the Board of Directors, and their participation in the Company's benefit plans and awards under executive incentive bonus and other programs. While the executive is employed, and for one year after any voluntary termination of employment (other than after a change of control), the executive is subject to non-competition and non-solicitation provisions in favor of the Company. The executive is also subject to a confidentiality provision that continues after termination of the employment agreement. The agreements for Messrs. Marra and Walters and Ms. Zlatkus provide that the Company may waive enforcement of the non-competition provision, or may exercise its right to enforce that provision and pay the executive one year of his then current base salary and target bonus. The amounts described below do not contemplate payments associated with non-competition provisions.

        The following describes the compensation and benefits that would have been payable to each Named Executive Officer, had his employment terminated as of December 31, 2008, under the various scenarios shown, as provided for by their respective employment agreements.

Voluntary Termination of Employment

        Upon a voluntary termination at December 31, 2008, each Named Executive Officer would have been eligible to receive:

  •
  An annual bonus for 2008 (subject to the discretion of the Compensation Committee). The executive would also receive any accrued but unused paid time off;

  •
  The Named Executive Officer would have been entitled to exercise stock options to the extent they are vested as of his termination of employment date. The value of the vested options is shown in the Outstanding Equity Awards at Fiscal Year-End Table (the vested options of the Named Executive Officers would need to be exercised within four months of termination of employment, except in the case of Messrs. Ayer and Marra and Ms. Zlatkus, who are eligible to retire as of December 31, 2008, and thus could exercise their options within five years of their respective retirement dates but not beyond the expiration date of any option);

  •
  Outstanding nonvested restricted stock, Performance Shares and restricted stock units would be cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Messrs. Ayer and Marra and Ms. Zlatkus, who are eligible to retire as of December 31, 2008, would be entitled to a payment at the end of the performance period or restriction period for their outstanding Performance Share and restricted stock unit awards, prorated for the portion of the performance period or restriction period during which they were actively employed; and

  •
  The Named Executive Officer would be entitled to vested pension benefits, as described following the Pension Benefits Table, and non-qualified deferred compensation as set forth in the Non-Qualified Deferred Compensation Table. In Messrs. Ayer and Marra and Ms. Zlatkus's case, as they are retirement eligible, they would also be entitled to retiree health benefits for themselves and their dependents, in accordance with the Company's health plan for retired employees, under which they and the Company would share the cost of that continued coverage. Messrs. Ayer and Marra and Ms. Zlatkus would also be eligible for retiree life insurance coverage under the Company's retiree life insurance program.

        Mr. Johnson voluntarily terminated employment prior to December 31, 2008 and Mr. Wolin voluntarily terminated employment in February 2009.

Involuntary Termination of Employment for Cause

        In the event of a Named Executive Officer's involuntary termination of employment for Cause as of December 31, 2008:

  •
  No annual bonus would be payable for 2008, unless the Compensation Committee determined otherwise. The executive would receive any accrued but unused paid time off;

  •
  Stock options and any outstanding restricted stock, Performance Share and restricted stock unit awards would be cancelled (unless the Compensation Committee were to determine otherwise); and

  •
  Pension and other retiree benefits, and non-qualified deferred compensation, would be payable as set forth above under Voluntary Termination of Employment.

        For this purpose, "Cause" is defined in the Named Executive Officers' employment agreements as a termination by the Company for any of the following reasons: (i) conviction of or entering a plea of guilty or nolo contendere to a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the business of the Company or its affiliates; (ii) engaging in willful misconduct, willful or gross neglect, fraud, misappropriation, embezzlement, or theft; (iii) willfully failing to adhere to the policies and practices of the Company or to devote substantially all time and effort to the affairs thereof, or disobeying the directions of the Board to do so; (iv) breaching the executive's employment agreement in any material respect; (v) being adjudicated in a civil suit to have committed, or acknowledging the commission of, a theft, embezzlement, fraud or other intentional act of dishonesty; or (vi) violating the Code of Conduct of the Company.

Involuntary Termination of Employment Other than for Cause

        In the event of the involuntary termination of employment of a Named Executive Officer as of December 31, 2008, other than for "Cause," the executive would be eligible to receive:

  •
  An annual bonus for 2008 equal to the greater of his or her 2008 target bonus or his or her bonus based on actual performance for the year. The executive would also receive any accrued but unused paid time off;

  •
  A severance payment in a lump sum equal to twice the sum of his or her base salary at the time of termination plus his or her target bonus for the calendar year in which employment terminates (assumed to be 2008 for this purpose);

  •
  Full vesting of any outstanding restricted stock awards; and

  •
  Full vesting of outstanding stock options that vest based on the passage of time, to the extent they would have vested during the next two years; outstanding stock options that vest based on stock price would vest when that stock price is achieved, provided the price is achieved during the next two years. The executive would have an additional two years to exercise any vested options beyond the time to exercise such options permitted under the applicable plan (an executive not yet eligible for retirement would have a total of two years and four months to exercise options from the date of termination of employment and an executive eligible for retirement would have a total of seven years to exercise options from the date of termination of employment; but not beyond the date the options would have expired under the terms of the Company's incentive stock plan).

        Performance Shares and restricted stock units would be addressed as described above under Voluntary Termination of Employment.

        Pension and other retiree benefits, and non-qualified deferred compensation, would be payable as set forth above under Voluntary Termination of Employment. In addition, because the assumed date of termination of employment is prior to July 1, 2009, the executive would receive a lump sum equal to the value of the additional retirement benefits the executive would have earned had he or she remained in service until the second anniversary of his or her termination date, calculated as if the severance pay were pensionable compensation. The executive and his or her dependents would also be covered under Company health and life benefits until the second anniversary of the termination date, as if the executive was still actively employed, so long as the executive is not covered for comparable benefits by a subsequent employer.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would have been payable to each of the Named Executive Officers if his or her employment had been terminated involuntarily other than for Cause as of December 31, 2008:

Name	Cash Severance ($)(1)	2008 Target Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share Vesting ($)(4)	Value of Accelerated Restricted Stock Vesting ($)(5)	Value of Restricted Stock Unit Vesting ($)(6)	Value of Additional Pension Benefits ($)(7)	Value of Benefits Continuation and Outplacement ($)(8)	Total Termination Benefits ($)

Ramani Ayer	6,000,000	1,850,000	—	—	386,412	—	697,470	54,371	8,988,253

Lizabeth H. Zlatkus	3,650,000	1,000,000	—	—	113,298	—	2,380,641	60,226	7,204,165

Thomas M. Marra	5,080,000	1,550,000	—	—	166,384	—	10,009,494	58,875	16,864,753

Neal S. Wolin	3,650,000	1,000,000	—	—	169,684	—	370,008	64,888	5,254,580

John C. Walters	3,650,000	1,000,000	—	—	197,040	—	298,583	64,888	5,210,511

1)
The amounts in this column represent for each executive the lump sum cash severance equal to twice the sum of his or her individual base salary at December 31, 2008 plus the 2008 target bonus.

2)
The amounts in this column represent the 2008 target bonus because the actual bonus paid for each executive was less for 2008. The amounts paid, if any, are reflected in column (g), of the Summary Compensation Table.

3)
The exercise prices for all outstanding stock option awards held by the Named Executive Officers exceeded the Company share price on December 31, 2008. Therefore, the value attributed to accelerated vesting of these awards is zero.

4)
Performance Share awards would be cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Messrs. Ayer and Marra and Ms. Zlatkus, who are eligible to retire on December 31, 2008, would receive a prorated portion of their unvested Performance Shares. As of December 31, 2008, Mr. Ayer would receive two-thirds of his 2007 Performance Share award target in the amount of $248,960 and one-third of his 2008 Performance Share award target in the amount of $159,575; Mr. Marra would receive two-thirds of his February 27, 2007 Performance Share award target in the amount of $136,932, two-thirds of his July 30, 2007 Performance Share award target in the amount of $20,755 and one-third of his 2008 Performance Share award target in the amount of $106,380; and Ms. Zlatkus would receive two-thirds of her February 27, 2007 Performance Share award target in the amount of $57,262, two-thirds of her July 30, 2007 Performance Share award target in the amount of $14,318 and one-third of her 2008 Performance Share award target in the amount of $71,142. These amounts were calculated using the number of Performance Shares awarded at target multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2008. Payments would be made at the end of the applicable performance period associated with each award.

5)
The amounts in this column represent for each Named Executive Officer the value of accelerated restricted stock vesting, based on the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2008.

6)
Restricted stock unit awards would be cancelled as of the termination of employment date, unless the Compensation Committee were to determine otherwise. Messrs. Ayer and Marra and Ms. Zlatkus, who are eligible to retire on December 31, 2008, would receive a prorated portion of their unvested restricted stock units. As of December 31, 2008, Mr. Ayer would receive approximately 96% (35 months out of 36 month performance period) of his 2006 restricted stock units in the amount of $407,064, 61% (22 months out of 36 month performance period) of his 2007 restricted stock units in the amount of $226,644 and 28% (10 months out of 36 month performance period) of his 2008 restricted stock units in the amount of $127,461; Mr. Marra would receive approximately 96% (35 months out of 36 month performance period) of his 2006 restricted stock units in the amount of $214,387, 61% (22 months out of 36 month performance period) of his February 27, 2007 restricted stock units in the amount of $124,654, 47% (17 months out of 36 month performance period) of his July 30, 2007 restricted stock units in the amount of $14,514 and 28% (10 months out of 36 month performance period) of his 2008 restricted stock units in the amount of $84,974; and Ms. Zlatkus would receive approximately 96% (35 months out of 36 month performance period) of her 2006 restricted stock units in the amount of $81,413, 61% (22 months out of 36 month performance period) of her February 27, 2007 restricted stock units in the amount of $52,128, 47% (17 months out of 36 month performance period) of her July 30, 2007 restricted stock units in the amount of $10,015 and 28% (10 months out of 36 month performance period) of her 2008 restricted stock units in the amount of $56,826. These amounts were calculated as the prorated number of restricted stock units in each award multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2008. Payments would be made at the end of the applicable restriction period associated with each award.

7)
The amounts in this column represent for each Named Executive Officer the lump sum equal to the present value of additional retirement benefits the executive would have earned had he or she remained in service until the second anniversary of the assumed termination date, calculated as if the severance pay were pensionable compensation. This benefit only applies in the event of a termination of employment prior to July 1, 2009.

8)
The amounts in this column represent the sum of a) the estimated cost of coverage of the executive and his or her dependents under Company health and life benefit plans until the second anniversary of the termination date and, b) an estimated value of $45,000 for executive outplacement services for each Named Executive Officer.

Termination Due to Death or Disability

        In addition to the amounts indicated above under "Voluntary Termination of Employment," the executive would be entitled to short and long term disability benefits, if he or she is disabled in accordance with the terms of the applicable plan. While in receipt of disability benefits prior to attaining age 65, the executive would earn additional pension benefits. The executive could also continue participation in Company health benefit and life insurance plans.

        In the event of the executive's death, a $25,000 Company-paid life insurance benefit would be payable in addition to whatever voluntary group term life insurance coverage is in effect with respect to the executive. In addition, a survivor's benefit would be payable with respect to the executive's accumulated pension benefit under the terms of the Company's pension plans. In the case of Messrs. Ayer and Marra and Ms. Zlatkus, who are retirement eligible, their eligible dependents could elect to continue Company health benefit coverage.

        In the event of either death or disability, a prorated portion of outstanding restricted stock awards would become vested, as would a prorated portion of outstanding Performance Shares and restricted stock units. All outstanding stock options would become fully vested.

        In accordance with the terms of each executive's employment agreement, in the event of the executive's death or disability as of December 31, 2008, the executive would receive an annual bonus for 2008 equal to the greater of his or her 2008 target bonus or his or her bonus based on actual performance for the year, as described above under "Involuntary Termination Other than for Cause." In addition, in the event of the executive's disability, health and life benefits would be continued for the executive and his or her dependents for two years as if the executive was still actively employed (for three years, if the disability were to occur within the two years following a Change of Control). For purposes of these provisions, disability is defined more broadly than under the Company's generally applicable disability plans, so that an executive is also deemed disabled if the Board of Directors determines that the executive has been incapable of substantially carrying out his or her duties on account of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of at least four consecutive months, or for more than six months in any 12 month period. The effect of this provision is to provide the Board with greater flexibility in terminating a disabled executive, without the termination resulting in payments that would be due if the termination of employment were instead characterized as an involuntary termination of employment other than for cause.

Benefits Payable Upon A Change of Control

        In accordance with the provisions of the Incentive Stock Plans, upon a Change of Control, for all Named Executive Officers unvested stock options would immediately vest and become exercisable, and all outstanding stock options would be exercisable for the remainder of their original term. The restrictions applicable to shares of restricted stock would lapse. The restrictions applicable to restricted stock units would lapse and, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would be immediately payable. The performance objectives associated with any outstanding Performance Share awards would be deemed to have been satisfied and, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would be immediately payable. In addition, as described following the Pension Benefits Table on page 47, the present value of the benefits accrued under Excess Pension Plans I and II as of the date of the Change of Control would be paid out in a lump sum in accordance with the provisions of those plans, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code.

Involuntary Termination of Employment Other than for Cause, or Termination for "Good Reason", Following a Change of Control

        In the event that a Named Executive Officer's employment were to be terminated involuntarily (other than for Cause) within two years following a Change of Control, or if the executive were to terminate his employment during that period for "Good Reason," then the following benefits would be payable to the executive:

  •
  The executive would be eligible to receive an annual bonus for 2008 equal to the greater of his or her target bonus for 2008 or his or her actual bonus based on performance for the year. The executive would also receive any accrued but unused paid time off;

  •
  The executive would receive a severance payment in a lump sum equal to three times the sum of his or her base salary at the time of termination plus his or her target bonus for the calendar year in which employment terminates (assumed to be 2008 for this purpose);

  •
  As described above, upon the Change of Control, unvested stock options would immediately vest and become exercisable. All outstanding stock options would be exercisable for the remainder of their original term. The restrictions applicable to shares of restricted stock would lapse. The restrictions applicable to restricted stock units would lapse and provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would be immediately payable. The performance objectives associated with any outstanding Performance Share awards would be deemed to have been satisfied and, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code, the awards would be immediately payable;

  •
  Upon the Change of Control, as described following the Pension Benefits Table on page 47, the present value of the benefits accrued under Excess Pension Plans I and II as of the date of the

    Change of Control would be paid out in a lump sum in accordance with the provisions of those plans when the Change of Control occurred, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code. In addition, in the event that the termination of employment occurs prior to July 1, 2009, the Named Executive Officer would receive a lump sum equal to the present value of the additional retirement benefits the executive would have earned had he or she remained in service until the third anniversary of his or her termination date, calculated as if the severance pay were pensionable compensation, and would qualify for retiree medical benefits he or she would have received if he or she had remained in service an additional three years. The executive and his or her dependents would also be covered under Company health and life benefits until the third anniversary of the termination date as if the executive was still actively employed, so long as the executive is not covered for comparable benefits by a subsequent employer;

  •
  A tax-reimbursement payment, to compensate the executive for any additional taxes that he might owe as a result of the excise tax imposed by Section 4999 of the Internal Revenue Code; and

  •
  Outplacement services for 12 months.

        For this purpose, a "Change of Control" is generally defined as:

  (i)
  the filing of a report with the Securities and Exchange Commission disclosing that a person is the beneficial owner of forty percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

  (ii)
  a person purchases shares pursuant to a tender offer or exchange offer to acquire stock of the Company (or securities convertible into stock) entitled to vote in the election of directors of the Company, provided that after consummation of the offer, the person is the beneficial owner of fifteen percent or more of the outstanding stock of the Company entitled to vote in the election of directors of the Company;

  (iii)
  a merger, consolidation, recapitalization or reorganization of the Company approved by the stockholders of the Company, other than in a transaction immediately following which the persons who were the beneficial owners of the outstanding securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction are the beneficial owners of at least 55% of the total voting power represented by the securities of the entity surviving such transaction entitled to vote in the election of directors of such entity in substantially the same relative proportions as their ownership of the securities of the Company entitled to vote in the election of directors of the Company immediately prior to such transaction;

  (iv)
  a sale, lease, exchange or other transfer of all or substantially all the assets of the Company approved by the stockholders of the Company; or

  (v)
  within any 24 month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this clause (v), and (B) was not designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) or (iv) above.

        For this purpose, "Cause" is defined in the Named Executive Officers' employment agreements as the termination of the executive's employment due to (i) the executive's conviction of a felony; (ii) an act or acts of extreme dishonesty or gross misconduct on the executive's part which result or are intended to result in material damage to the Company's business or reputation; or (iii) repeated material violations by the executive of the obligations of his position, which violations are demonstrably willful and deliberate on the executive's part and which result in material damage to the Company's business or reputation.

        For this purpose, "Good Reason" is generally defined as any of the following occurring after a Change of Control:

  (i)
  the assignment to the executive of any duties inconsistent in any material adverse respect with the executive's position, duties, authority or responsibilities, or any other material adverse change in position, including titles, authority or responsibilities;

  (ii)
  any failure by the Company to comply with any of the provisions of the employment agreement regarding compensation, benefits, perquisites or expenses at a level at least equal to that in effect immediately preceding the Change of Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice;

  (iii)
  the Company's requiring the executive to be based at any office or location more than 25 miles from the location at which he performed his services prior to the Change of Control;

  (iv)
  a failure by the Company to obtain the assumption of the executive's employment agreement by a successor; or

  (v)
  an attempt by the Company to terminate the executive's employment for cause that is determined by the Board, or in a proceeding pursuant to the employment agreement, not to constitute a termination for cause.

        The following table illustrates the additional amounts, over and above those payable in the event of a voluntary termination, that would be payable to a Named Executive Officer had his or her employment been terminated involuntarily (other than for Cause), or if the executive were to terminate his or her employment for "Good Reason," within two years of a Change of Control, as of December 31, 2008:

Name	Cash Severance ($)(1)	2008 Target Bonus ($)(2)	Value of Accelerated Stock Option Vesting ($)(3)	Value of Accelerated Performance Share Vesting ($)(4)	Value of Accelerated Restricted Stock Vesting ($)(5)	Value of Restricted Stock Unit Vesting ($)(6)	Value of Additional Pension Benefits ($)(7)	Value of Benefits Continuation and Outplacement ($)(8)	Gross-up Payment for 280G Excise Tax ($)(9)	Total Change in Control Benefits

Ramani Ayer	9,000,000	1,850,000	—	443,630	386,412	483,158	1,050,492	59,057	0	13,272,749

Lizabeth H. Zlatkus	5,475,000	1,000,000	—	178,075	113,298	191,704	5,214,276	67,839	4,925,730	17,165,922

Thomas M. Marra	7,620,000	1,550,000	—	291,603	166,384	319,341	10,014,732	65,812	0	20,027,872

Neal S. Wolin	5,475,000	1,000,000	—	369,072	169,684	446,798	557,656	74,832	0	8,093,042

John C. Walters	5,475,000	1,000,000	—	320,798	197,040	399,158	449,737	74,832	0	7,916,565

1)
The amounts in this column represent for each Named Executive Officer the lump sum cash severance equal to three times the sum of the base salary at December 31, 2008 plus the 2008 target bonus.

2)
The amounts in this column represent the 2008 target bonus because the actual bonus paid for each executive was less for 2008. The amounts paid, if any, are reflected in column (g), of the Summary Compensation Table.

3)
The exercise prices for all outstanding stock option awards held by the Named Executive Officers exceeded the Company share price on December 31, 2008. Therefore, the value attributed to accelerated vesting of these awards is zero.

4)
The amounts in this column represent the value of accelerated vesting for the 2007 and 2008 Performance Share awards. The values shown for Messrs. Ayer and Marra and Ms. Zlatkus, who are eligible to retire on December 31, 2008, represent the difference between the total accelerated value for the 2007 and 2008 Performance Share award targets and the prorated accelerated value for 2007 and 2008 Performance Share award targets that would have been due to them as retirement eligible employees. These amounts were calculated based on the number of Performance Shares awarded multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2008.

5)
The amounts in this column represent for each Named Executive Officer the value of the accelerated vesting of all unvested restricted stock awards as of December 31, 2008. These amounts were calculated based on the number of shares of restricted stock multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2008.

6)
The amounts in this column represent the value of accelerated vesting for the 2006, 2007 and 2008 restricted stock unit awards. The value stated for Messrs. Ayer and Marra and Ms. Zlatkus who are eligible to retire on December 31, 2007, represents the difference between the total accelerated value of the 2006, 2007 and 2008 restricted stock unit awards and the prorated accelerated value for 2006, 2007 and 2008 restricted stock unit awards that would have been due to them as retirement eligible employees. These amounts were calculated based on the number of restricted stock units awarded multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on December 31, 2008.

7)
The amounts in this column represent the lump sum equal to the value of additional retirement benefits each Named Executive Officer would have earned had he or she remained in service until the third anniversary of the assumed termination of employment date calculated as if the severance pay were pensionable compensation. This benefit only applies in the event of a termination of employment prior to July 1, 2009. The lump sum amounts shown are payable in addition to the retirement benefits accrued under the terms of the retirement plans. As described following the Pension Benefits Table on page 47, the present value of the benefits accrued under Excess Pension Plans I and II as of the date of a Change of Control would be paid out in a lump sum in accordance with the provisions of those plans when the Change of Control occurred, provided that the Change of Control also constitutes a "change in control" as defined in regulations issued under Section 409A of the Internal Revenue Code.

8)
The amounts in this column represent the sum of a) estimated cost of coverage of the executive and his dependents under Company health and life benefit plans until the third anniversary of the termination date and b) an estimated value of $45,000 for executive outplacement services for each Named Executive Officer.

9)
The amounts in this column represent the estimated tax-reimbursement payment to compensate the Named Executive Officer for additional taxes that he or she might owe as a result of the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code. An excise tax may be due if the aggregate present value of the payments which are contingent on a change of control equals or exceeds an amount equal to three times the base amount. An individual's base amount is, in general, the individual's average annualized includible compensation for the most recent five taxable years ending before the date of the change of control. Absent the lump sum payment equal to the additional retirement benefit that each Named Executive Officer would have earned had he or she remained in service until the third anniversary of the assumed termination date (which only applies in the event of a termination of employment prior to July 1, 2009), no Named Executive Officer would have been subject to this excise tax and thus no gross-up payment would be payable.

 DIRECTOR COMPENSATION

Compensation of Directors

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors, as described below.

        Standard Fees.    Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. Compensation for non-employee directors for the period beginning on May 21, 2008, the date of the 2008 annual meeting, and ending on May 27, 2009, the date of the 2009 Annual Meeting, consists of the following: an annual equity award of $150,000, payable solely in restricted shares of Common Stock, granted pursuant to The Hartford 2005 Incentive Stock Plan, as described below; an annual retainer of $45,000, payable in cash; a $2,500 fee for each meeting of the Board attended, payable in cash; and a $2,000 fee for each Committee meeting attended (whether or not a director is a member of that particular Committee), payable in cash. In addition, each non-employee Committee chairperson receives an annual cash retainer of $10,000; the cash retainer for the Audit Committee and the Compensation and Personnel Committee chairpersons is $25,000. Directors are reimbursed for travel and related expenses they incur in connection with their serving on the Board and its Committees, and are provided with life insurance and accidental death and dismemberment coverage, as described below.

        Restricted Stock Awards.    Non-employee directors receive grants of shares of restricted Common Stock as partial payment for their services. In 2008, grants of restricted shares of Common Stock were made on May 21, 2008, the date of the Company's 2008 annual meeting of shareholders. The number of shares of each award of restricted stock was determined by dividing $150,000 by the closing price of the Common Stock as reported on the New York Stock Exchange as of the date of the award.

        Non-employee directors receiving shares of restricted Common Stock may not sell, assign or otherwise dispose of the restricted shares until the restriction period ends. The restriction period lapses on the third anniversary of the grant date. To the extent any of the following events occur prior to the third anniversary of the grant date, the restriction period shall end with respect to all of the restricted shares currently held by a non-employee director: (i) the director's retirement at age 72, (ii) a "change of control" (as defined in the plan) of the Company, (iii) the director's death, or (iv) the director's disability (as defined in the plan). In the event the director's Board service otherwise terminates prior to the lapse of the restriction period, the shares of restricted Common Stock will be forfeited, unless the Compensation and Personnel Committee, in its sole discretion, consents to waive any remaining restrictions.

        Deferred Compensation.    Each non-employee director may elect to participate in The Hartford Deferred Compensation Plan (the "Deferred Compensation Plan"). Participating non-employee directors may defer receipt of all or a portion of any cash compensation otherwise payable by the Company for service on the Board, including annual cash retainers for directors and Committee chairpersons and meeting fees. Deferred amounts may be allocated among a selection of hypothetical investment funds offered under the Deferred Compensation Plan and are credited with hypothetical earnings generated by such funds. Deferred amounts and their earnings become distributable on the date selected by the non-employee director as permitted under the Deferred Compensation Plan.

        In addition, non-employee directors may participate in The Hartford 2005 Incentive Stock Plan and defer all or a portion of any cash compensation through an investment in Company Common Stock.

        Insurance.    The Company provides each non-employee director with $100,000 of group life insurance coverage and $750,000 of accidental death and dismemberment and permanent total disability coverage while he or she serves on the Board. Non-employee directors may purchase additional accidental death and dismemberment and permanent total disability coverage under The Hartford voluntary accidental death and dismemberment plan for non-employee directors and their dependents.

        Stock Ownership Guidelines and Restrictions on Trading Applicable to Non-Employee Directors.    The Board has established stock ownership guidelines, for each non-employee director to obtain, by the later of May 18, 2008 or the third anniversary of the director's appointment to the Board, an ownership position in the Company's Common Stock equal to five times his or her annual cash retainer. The Company's policy on insider trading permits directors to engage in transactions involving the Company's equity securities only (1) during "trading windows" of limited duration following the Company's filings with the SEC of its periodic reports on Forms 10-K and 10-Q and (2) following a determination by the director that he or she is not in possession of material nonpublic information. In addition, the Company has the ability under its insider trading policy to suspend trading by directors in its equity securities if the Company becomes aware of relevant material, nonpublic information.

Director Summary Compensation Table

        The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ending December 31, 2008.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)(1)	Option Awards($)	All Other Compensation ($)	Total($)

(a)	(b)	(c)	(d)	(g)	(h)

Robert B. Allardice, III	66,000	5,556	—	629	72,185

Ramon de Oliveira	111,000	145,420	—	629	257,049

Trevor Fetter	113,500	100,017	—	533	214,050

Edward J. Kelly, III	125,000	142,117	—	869	267,986

Paul G. Kirk, Jr.	106,000	142,117	—	2,825	250,942

Gail J. McGovern	97,500	143,423	—	869	241,792

Michael G. Morris	121,000	136,977	—	1,145	259,122

Charles B. Strauss	140,500	143,638	—	1,877	286,015

Robert W. Selander(2)	17,000	205,523	—	869	223,392

H. Patrick Swygert	116,500	142,117	—	1,877	260,494

1)
The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), of restricted stock awards pursuant to The Hartford Restricted Stock Plan for Non-Employee Directors and The Hartford 2005 Incentive Stock Plan and thus include amounts from awards granted in and prior to 2008. The fair values of awards shown in this column are measured as of the grant date and are expensed ratably over the awards' vesting periods. Amounts included in this column are not reduced for estimated forfeiture rates during the applicable vesting periods. The FAS 123(R) grant date value of the restricted shares of Common Stock awarded to the non-employee directors on May 21, 2008 was $150,020, calculated as 2,172 shares multiplied by the New York Stock Exchange closing price per share of the Company's Common Stock on that date of $69.07.

2)
Mr. Selander retired from the Board on May 21, 2008.

Director Compensation Table—Outstanding Equity

        The following table shows outstanding stock option awards classified as exercisable (vested) and unexercisable (unvested) as of December 31, 2008 for the Company's non-employee directors. The table also shows number and value of any unvested or unearned equity awards outstanding as of December 31, 2008 for the Company's non-employee directors, assuming a market value of $16.42, the closing stock price on the New York Stock Exchange of Company Common Stock on December 31, 2008.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert B. Allardice, III					9,690	159,110

Ramon de Oliveira					1,708	28,045
					1,427	23,431
					2,172	35,664

Trevor Fetter					670	11,001
					1,427	23,431
					2,172	35,664

Edward J. Kelly, III	2,644		66.10	5/18/2011
	2,448		65.85	2/23/2012
	5,080		37.37	2/22/2013
	2,731		65.99	2/20/2014
					404	6,634
					1,708	28,045
					1,427	23,431
					2,172	35,664

Paul G. Kirk, Jr.	2,000		64.19	5/22/2009
	2,000		56.44	5/20/2010
	922		55.70	5/22/2009
	2,884		62.07	2/23/2011
	2,448		65.85	2/23/2012
	5,080		37.37	2/22/2013
	2,731		65.99	2/20/2014
					404	6,634
					1,708	28,045
					1,427	23,431
					2,172	35,664

Gail J. McGovern	3,267		50.62	6/21/2013
	2,731		65.99	2/20/2014
					404	6,634
					1,708	28,045
					1,427	23,431
					2,172	35,664

Michael G. Morris	1,145		67.19	12/18/2014
					165	2,709
					1,708	28,045
					1,427	23,431
					2,172	35,664

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert W. Selander	2,000		64.19	5/22/2009
	2,000		56.44	5/20/2010
	922		55.70	5/22/2009
	2,884		62.07	2/23/2011
	2,448		65.85	2/23/2012
	5,080		37.37	2/22/2013
	2,731		65.99	2/20/2014

Charles B. Strauss	961		62.07	12/20/2011
	2,448		65.85	2/21/2012
	5,080		37.37	2/22/2013
	2,731		65.99	2/20/2014
					404	6,634
					1,708	28,045
					1,427	23,431
					2,172	35,664

H. Patrick Swygert	1,000		64.19	5/22/2009
	1,000		56.44	5/20/2010
	461		55.70	5/22/2009
	1,442		62.07	2/23/2011
	1,224		65.85	2/23/2012
	2,540		37.37	2/22/2013
	2,731		65.99	2/20/2014
					404	6,634
					1,708	28,045
					1,427	23,431
					2,172	35,664

1)
Non-employee directors no longer receive stock option awards as part of their compensation for Board service. Stock options granted to non-employee directors expire 10 years and 2 days from the grant date.

2)
The amounts shown in columns (g) and (h) represent outstanding, unvested awards of restricted stock to the Company's non-employee directors. Awards granted in 2004 vest as follows: one-third of the shares vest on the third anniversary of the grant and the remaining two-thirds of the shares vest on the fifth anniversary of the grant. Awards granted in 2005, 2006, 2007 and 2008 vest on the third anniversary of the grant date. Dividends are payable on outstanding restricted stock awards in the same amount and to the same extent as dividends paid to holders of the Company's Common Stock.

 COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN SHAREHOLDERS

Directors and Executive Officers

        The following table shows as of March 30, 2009 the number of shares of Common Stock beneficially owned by each director and nominee for election as a director, by each of the Named Executive Officers, and by the directors and all Section 16 executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of the Total Outstanding Shares of Common Stock
Robert B. Allardice, III	•		*
Ramani Ayer	•		*
Ramon de Oliveira	•		*
Trevor Fetter	•		*
Edward J. Kelly, III	•		*
Paul G. Kirk, Jr.	•		*
Thomas M. Marra	•		*
Gail J. McGovern	•		*
Michael G. Morris	•		*
Charles B. Strauss	•		*
H. Patrick Swygert	•		*
John Walters	•		*
Lizabeth H. Zlatkus	•		*
All directors and Section 16 officers as a group (19 persons)	[	]	*

    *
    Less than one percent

    (1)
    All shares of Common Stock are owned directly except as otherwise indicated below. Pursuant to regulations of the SEC, shares of Common Stock (i) that may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days after March 30, 2009, (ii) allocated to the accounts of directors and executive officers under the Company's Investment and Savings Plan and Excess Savings Plan based on a valuation of plan accounts as of March 30, 2009, (iii) held by directors and executive officers under the Company's Employee Stock Purchase Plan, Deferred Restricted Stock Unit Plan and Dividend Reinvestment and Cash Payment Plan as of March 30, 2009, (iv) owned by a director's or an executive officer's spouse or minor child, (v) that have been granted under The Hartford Incentive Stock Plan, The Hartford 2005 Incentive Stock Plan or The Hartford Restricted Stock Plan for Non-Employee Directors and are restricted, or (vi) that may be acquired by directors and executive officers upon the vesting of restricted stock units awarded pursuant to The Hartford Incentive Stock Plan or The Hartford 2005 Incentive Stock Plan are deemed to be beneficially owned by such directors and executive officers as of such date and are included in the number of shares listed in the table above. Of the number of shares of Common Stock shown above, the following represent shares that may be acquired upon exercise of stock options that are exercisable as of March 30, 2009 or within 60 days thereafter by: Mr. Allardice, 0 shares; Mr. Ayer, [1,071,288] shares; Mr. de Oliveira, 0 shares; Mr. Fetter, 0 shares; Mr. Kelly, [12,903] shares; Mr. Kirk, [8,065] shares; Ms. McGovern, [5,998] shares; Mr. Morris, [1,145] shares; Mr. Strauss, [11,220] shares; Mr. Swygert, [10,398] shares; Mr. Walters, [50,077] shares; Ms. Zlatkus, [50,153] shares; and all directors and Section 16 executive officers as a group, [                                    ] shares.

Certain Shareholders

        The following table shows those persons known to the Company as of March 30, 2009 to be the beneficial owners, as of December 31, 2008, of more than 5% of the Common Stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class*
Allianz SE	33,075,550	(1)	9.9%
Königinstrasse 28 80802 Munich, Federal Republic of Germany
State Street Bank and Trust Company	21,517,566	(2)	6.6%
One Lincoln Street Boston, MA 02111
AXA Assurances I.A.R.D. Mutuelle	19,668,553	(3)	6.5%
26, rue Drouot 75009 Paris, France

    *
    The percentages contained in this column are based solely on information provided in Schedules 13G filed with the SEC by each of the Beneficial Owners listed above with respect to their respective holdings of the Company's common stock as of December 31, 2008.

    1)
    This information is based solely on information contained in a Schedule 13G/A dated February 13, 2009 by Allianz SE and Allianz Finance II Luxembourg S.a.r.l. Shares include: (i) 33,075,550 shares of Common Stock beneficially owned by Allianz SE, of which Allianz SE has the shared power to vote or to direct the vote with respect to 33,060,598 of such shares and shared power to dispose or to direct the disposition of 33,060,598 of such shares.

    2)
    This information is based solely on information contained in a Schedule 13G filed with the SEC on February 17, 2009 by State Street Bank and Trust Company ("State Street") to report that it was the beneficial owner of 21,517,566 shares of Common Stock as of December 31, 2008. State Street has the sole power to vote or to direct the vote with respect to 13,582,924 of such shares and sole power to dispose or to direct the disposition of 0 shares of such shares.

    3)
    This information is based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2009 by (i) AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; and AXA Courtage Assurance Mutuelle (collectively the "Mutuelles AXA") (ii) AXA and (iii) AXA Financial, Inc. The Mutuelles AXA control AXA, which is the parent holding company of AXA Financial, which is the parent holding company of AllianceBernstein L.P. ("Alliance"), an investment adviser, and AXA Equitable Life Insurance Company ("AXA Equitable"), an insurance company and an investment adviser. Shares include: (a) 19,385,808 shares held by Alliance on behalf of client discretionary investment advisory accounts; (b) 240,691 shares held by AXA Equitable; (c) 22,791 shares held by AXA Rosenberg Investment Management LLC, an affiliate of AXA Financial; and (d) 19,263 shares held by AXA Investment Managers Paris (France), an affiliate of AXA Financial. AXA has the sole power to vote or to direct the vote with respect to 15,402,035 of such shares and sole power to dispose or to direct the disposition of 19,668,553 of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and designated Section 16 executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Section 16 officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and Section 16 executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 during 2008.

OTHER INFORMATION

        As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be properly presented for consideration at the Annual Meeting other than that described above. As to other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former directors and present and former officers and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies for the Annual Meeting for a fee of $12,500, plus the payment of Georgeson's out-of-pocket expenses. The Company will bear all expenses relating to the solicitation of proxies.

        This Proxy Statement and the Company's Form 10-K for the fiscal year ended December 31, 2008 are available to you via the Internet. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

        We hereby incorporate by reference into this Proxy Statement "Item 10: Directors and Executive Officers of the Registrant" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

By Order of the Board of Directors.

Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

Dated: April [INSERT], 2009

        SHAREHOLDERS ARE URGED TO VOTE BY PROXY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. A SHAREHOLDER MAY NEVERTHELESS REVOKE HIS OR HER PROXY AND VOTE IN PERSON IF HE OR SHE ATTENDS THE ANNUAL MEETING.

PROXY

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Alan J. Kreczko and Ricardo A. Anzaldúa and each of them, as proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes each or any of them to vote, as designated on the reverse side of this proxy, all shares of common stock of The Hartford Financial Services Group, Inc. (the “Company”) held of record, and all shares held in the Company’s Dividend Reinvestment and Cash Payment Plan, the Company’s Investment and Savings Plan, the Company’s Deferred Restricted Stock Unit Plan and the Company’s Excess Savings Plan, which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 2:00 P.M. on May 27, 2009 at the Hartford Marriott Downtown, 200 Columbus Blvd., Hartford, Connecticut 06103-2807, and at any adjournments or postponements thereof, and confers discretionary authority upon each such proxy to vote upon any other matter properly brought before the meeting.

If you own additional shares of common stock in a “street name” capacity (i.e., through a broker, nominee or some other agency which holds common stock for your account), including shares held in the Company’s Employee Stock Purchase Plan, those shares are represented by a separate proxy provided by your broker or other nominee.

Shares of common stock for the accounts of Company employees who participate in The Hartford Investment and Savings Plan (“ISP”), The Hartford Excess Savings Plan (“ESP”) and The Hartford Deferred Restricted Stock Unit Plan (“Stock Unit Plan”) are held of record and are voted by the respective trustees of these plans. This card provides instructions to plan trustees for voting plan shares. To allow sufficient time for the trustees to tabulate the vote of plan shares, you must vote by telephone or online or return this proxy so that it is received by 5:00 p.m. Eastern time on May XX, 2008.

Please specify your choices by marking the appropriate boxes on the reverse side of this Proxy. The shares represented by this Proxy will be voted as you designate on the reverse side. If no designation is made, the shares will be voted FOR the election as directors of the nominees named in Item 1 and FOR Items 2, 3 and 4. Please sign, date and return this Proxy, or vote by telephone or through the Internet.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued, and to be signed and dated, on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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The Hartford Financial Services Group, Inc.

2009 Annual Meeting of Shareholders

MAY 27, 2009 at 2:00 P.M.

Hartford Marriott Downtown

200 Columbus Blvd.

Hartford, Connecticut 06103-2807

☒	Votes must be indicated (x) in Black or Blue ink.	(Unless you are voting by telephone or Internet, please sign, date and return this proxy card in the enclosed envelope.)			Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR ALL Director Nominees in Item 1 and a vote FOR Items 2, 3 and 4.

ITEM 1.	Election of Directors	FOR	AGAINST	ABSTAIN

	Director Nominees:	☐	☐	☐

	01— Robert B. Allardice, III,	☐	☐	☐
	02- Ramani Ayer,	☐	☐	☐
	03—Trevor Fetter,	☐	☐	☐
	04—Edward J. Kelly, III,	☐	☐	☐
	05—Paul G. Kirk, Jr.,	☐	☐	☐
	06—Gail J. McGovern,	☐	☐	☐
	07—Michael G. Morris	☐	☐	☐
	08—Charles B. Strauss, and	☐	☐	☐
	09—H. Patrick Swygert.	☐	☐	☐

ITEM 2.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3.	Management proposal to amend the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4.	Management proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares authorized thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark this box if you plan to attend the Annual Meeting		☐

Signature	Signature	Date

Note: Please add your title if you are signing for a corporation or other business entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

FOLD AND DETACH
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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.eproxy.com/hig		1-866-XXX-XXXX
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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QuickLinks

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ITEMS TO BE ACTED UPON BY SHAREHOLDERS
ITEM 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR OF THE COMPANY.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE MANAGEMENT PROPOSAL REGARDING AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE HARTFORD EMPLOYEE STOCK PURCHASE PLAN.
GOVERNANCE OF THE COMPANY
AUDIT COMMITTEE CHARTER AND REPORT CONCERNING FINANCIAL MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
VALUE OF 2008 BASE SALARY, ANNUAL INCENTIVE AND LONG-TERM INCENTIVE COMPENSATION AS OF 12/31/08
Peer Group Listing for 2008 Performance Share Awards
Stock Ownership Guidelines
REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE
COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
Summary Compensation Table—All Other Compensation
Grants of Plan Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Non-Qualified Deferred Compensation Table
Potential Payments Upon Termination or Change of Control
DIRECTOR COMPENSATION
Director Summary Compensation Table
COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS
OTHER INFORMATION